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MEDIANET GROUP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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MEDIANET GROUP TECHNOLOGIES, INC.
5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(561) 417-1500

September 10, 2010

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

This information statement is being furnished to the shareholders of MediaNet Group Technologies, Inc., a Nevada corporation (“we,” “us,” “our,” “MediaNet” or the “Company”), in connection with an action by written consent of our majority stockholder, as further described herein.

On June 25, 2010, our Board of Directors and Zen Holding Group Limited (“Zen”), as our majority shareholder, approved an amendment to our Articles of Incorporation (the “Charter Amendment”).  The Charter Amendment will effect the following changes:

•	an increase in the number of authorized shares of our common stock (“Common Stock”) from 50,000,000 shares to 500,000,000 shares; and

•	an increase in the number of authorized shares of our preferred stock from 5,000,000 shares to 25,000,000 shares.

On June 25, 2010, Zen, through its record ownership of all of our outstanding Series A Preferred Stock, had the right to vote approximately 88.2% of our outstanding voting securities. Upon obtaining Zen’s approval to the Charter Amendment, the Charter Amendment was duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities. Thus, your vote or consent is not requested or required to approve the Charter Amendment.

Our Board of Directors has fixed the close of business on June 25, 2010 as the record date for the determination of shareholders entitled to notice of the Charter Amendment (the “Record Date”). Under the rules of the Securities and Exchange Commission, the Charter Amendment may be effected no earlier than 20 calendar days after we send or give this information statement to our shareholders. The Company will mail this information statement to stockholders on or about September 10, 2010.  Thus, under the rules of the Securities and Exchange Commission, the Charter Amendment may be effected on or after September 30, 2010. We intend to implement the Charter Amendments by filing a Certificate of Amendment with the Nevada Secretary of State on or shortly after such date.

You are urged to read the information statement in its entirety for a description of the Charter Amendment. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . We are only furnishing you an information statement as a matter of regulatory compliance with the SEC rules for information purposes only.

By Order of the Board of Directors

/s/ Michael B. Hansen

Michael B. Hansen
President and Chief Executive Officer
Boca Raton, Florida
September 10, 2010

TABLE OF CONTENTS

SUMMARY	4

CERTAIN ADDITIONAL MATTERS CONCERNING THIS INFORMATION STATEMENT	11

QUESTIONS AND ANSWERS	12

VOTE REQUIRED FOR APPROVAL	13

DISSENTERS’ RIGHTS OF APPRAISAL	13

THE COMPANIES	14

THE MERGER	23

RISK FACTORS	32

SELECTED FINANCIAL DATA OF CG HOLDINGS LIMITED	50

DUBLI MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	51

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY	58

VOTING SECURITIES	60

DILUTION	61

ANTI-TAKEOVER EFFECTS OF CHARTER AMENDMENT	62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	63

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	64

ADDITIONAL INFORMATION	66

INCORPORATION OF REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION	66

EXHIBIT INDEX	67

MEDIANET GROUP TECHNOLOGIES, INC.
5200 Town Center Circle, Suite 601
Boca Raton, FL 33486

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.  No action is required of you.

SUMMARY

On October 19, 2009 (the “Merger Closing Date”), pursuant to a Merger Agreement (the “Merger Agreement”), dated as of August 10, 2009, and subsequently amended on September 25, 2009, among the Company, the Company’s then subsidiary MediaNet Merger Sub, Inc., a Nevada corporation, and CG Holdings Limited, a Cyprus limited company (“CG”), we acquired all of the issued and outstanding shares of CG for 5,000,000 shares of our Series A Preferred Stock (the “Merger”).  As more particularly described herein, the Merger resulted in a change in control of the Company.  As a result of the Merger, CG became a wholly owned subsidiary of the Company and CG’s subsidiaries became indirect subsidiaries of the Company.  For a description of the background of negotiations leading to the Merger, see the discussion under the caption “The Merger”.

CG, through its subsidiaries, is a global network marketing company that sells high end branded merchandise to consumers through Internet-based auctions conducted under the trade name “DubLi.com.”  Unless the context indicates otherwise, CG and its subsidiaries are collectively referred to as “DubLi” in this Information Statement.

Pursuant to the Merger Agreement, we agreed with CG to amend our Articles of Incorporation as soon as practicable after the Merger Closing Date to increase the number of authorized shares of our Common Stock to 500 million.  Upon the effectiveness of the Charter Amendment, all outstanding shares of Series A Preferred Stock will automatically convert into shares of Common Stock upon the terms discussed herein.

This summary highlights selected information from this information statement and may not contain all of the information that is important to you.  To better understand the Merger and the Charter Amendment, you should read this entire information statement carefully, including the attached exhibits and other documents to which you are referred herein, including the Company’s Current Report on Form 8-K filed on October 23, 2009, as amended on February 4, 2010, the Company’s Annual Report on Form 10-K for the period ended September 30, 2009 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010.  See “Incorporation of Reports Filed with the Securities and Exchange Commission”.

Common Stock

Authorized Shares	As of the date of this information statement, we have 50 million authorized shares of Common Stock.

Outstanding Shares
As of the Record Date, we had 28,621,680 shares of Common Stock outstanding held of record by approximately 125 shareholders.  As of such date, we also had outstanding warrants to purchase an aggregate of 2,219,750 shares of Common Stock.

Series A Preferred Stock

Authorized Shares	As of the date of this information statement, we have five million authorized shares of Series A Preferred Stock.

Outstanding Shares
As of the Record Date, we had 3,858,067 shares of Series A Preferred Stock outstanding held of record by one shareholder.  As discussed below under “THE MERGER - Post Merger Adjustments”, pursuant to an agreement dated May 24, 2010, between the Company and Zen Holding Group Limited (“Zen”), Zen, who was the sole record holder of CG’s outstanding ordinary shares as of the Merger Closing Date, returned to the Company 1,141,933 shares of Series A Preferred Stock.

Conversion Rights
Under the Certificate of Designation setting forth the rights and preferences of the Series A Preferred Stock, as amended to date, the Series A Preferred Stock is automatically convertible into shares of the Common Stock at the conversion ratio of 55.514574 shares of Common Stock for each share of the Series A Preferred Stock (the “Conversion Ratio”) in the event the shareholders approve the Charter Amendment.

Voting Rights
Holders of the Series A Preferred Stock are entitled to vote on matters presented to the holders of Common Stock as if the Series A Preferred Stock was converted into the Common Stock at the Conversion Ratio.  Except as provided by Nevada law, holders of Series A Preferred Stock vote together with the holders of Common Stock as a single class.  As of the Record Date, the holder of the Series A Preferred Stock has the power to cast approximately 88.2% of the combined votes that can be cast by the holders of the Common Stock and the Series A Preferred Stock.

Dividend Rights
The holders of the Series A Preferred Stock are not entitled to any dividend preference but are entitled to participate pari passu in dividends declared with respect to the Common Stock as if the Series A Preferred Stock was converted in Common Stock at the Conversion Ratio.

Liquidation Rights
The holders of the Series A Preferred Stock are not entitled to any liquidation preference but, in the event of any liquidation, dissolution or winding up of the Company, the outstanding shares of Series A Preferred Stock shall be deemed converted into shares of Common Stock at the Conversion Ratio and shall participate pari passu in the distribution of liquidation proceeds.

Appointment of Officers
In connection with the Merger, we agreed to appoint Michael B. Hansen as President and Chief Executive Officer of the Company, Kent L. Holmstoel as Chief Operating Officer of our Company and Andreas Kusche as General Counsel of our Company. These appointments were effective as of October 29, 2009.

Appointment of Directors	In connection with the Merger, each member of our Board of Directors prior to the Merger Closing Date, other than Mr. Martin Berns, resigned effective as of the Merger Closing Date.

We agreed in connection with the Merger to appoint each of Mr. Hansen, Mr. Holmstoel and Mr. Kusche to the Board of Directors. Mr. Kusche was appointed a Board member on March 4, 2010, to fill a Board vacancy created in March 2010.

On March 4, 2010, Mr. Kusche was appointed to our Board of Directors. The appointment of Messrs. Hansen and Holmstoel is expected to be effective 10 days following the date we transmit the information required by Rule 14f-1 to our shareholders.

On June 2, 2010, Mr. Berns resigned as a director. Accordingly, Mr. Kusche is presently our sole director.

Dilution
The issuance of shares of Common Stock upon conversion of the outstanding Series A Preferred Stock will result in the issuance of 214,178,946 shares of Common Stock. If, as of the Record Date, all of the outstanding shares of Series A Preferred Stock were converted into shares of Common Stock at the Conversion Ratio, there would be a total of 242,800,626 shares of Common Stock outstanding, 214,178,946, or 88.2% of which would have been issued in connection with the conversion of the Series A Preferred Stock.  Accordingly, the issuance of Common Stock upon the conversion of the Series A Preferred Stock will have the effect of diluting the equity interest of existing holders of Common Stock and the earnings per share, if any, of existing shares of Common Stock.  See “Dilution”.

Principal Reasons for the Company’s Merger
Prior to the Merger, we had entered into a mall agreement with DubLi pursuant to which we developed a private-branded shopping mall for use on DubLi’s website, with the Company managing order flow from the mall.  Through its development and management of the DubLi mall, we recognized the potential benefits of a merger with DubLi.  These benefits included DubLi’s business structure and plan, DubLi’s trans-European and U.S. customer base, DubLi’s technology, DubLi’s operating and marketing structure, DubLi’s personnel, and DubLi’s economic resources.

Management’s Recommendation to Combine with DubLi
In early 2009, our management came to believe that we could not reasonably be anticipated to become profitable, if ever, for a substantial period of time, during which we would have to rely on our cash resources, loans from our management, and new equity investment.  Given our need for capital resources to continue our operations for a substantial period and the anticipated benefits of a combination with DubLi, management recommended to our Board of Directors that the Company combine with DubLi.

Merger Valuation Determination
The determination of the respective post-Merger percentage ownership of our pre-Merger shareholders and CG’s shareholders was made on the basis of negotiations with DubLi, the Board’s evaluation of the relative financial conditions and prospects of both companies and the absence of other companies that were compatible with the Company’s business and willing to combine with the Company.

Pre-Merger Loans from DubLi Entities to the Company
On July 9, 2009, in accordance with a Letter of Intent dated July 7, 2009, DubLi Network Limited, a wholly owned subsidiary of CG, loaned us $100,000.  The loan bore interest at an annual rate of interest of 6% and was scheduled to mature on July 9, 2011.  The loan was eliminated in consolidation after consummation of the Merger.

On August 14, 2009, DubLi Network Limited loaned us an additional $150,000.  The loan bore interest at an annual rate of interest of 6% and was scheduled to mature on July 9, 2011.  The loan was eliminated in consolidation after consummation of the Merger.

Merger Transaction Costs	Transactions costs for the Merger and the Charter Amendment are anticipated to consist of legal, accounting, printing and mailing fees of approximately $388,000 in the aggregate.

Compensation of Executive Officers and Directors in Connection with Merger
There were certain conflicts of interest in connection with the negotiation of the Merger, including that certain officers and directors received repayment of loans previously made to the Company and that one person who subsequently became a director of the Company received fees and shares in connection his assistance in negotiating the Merger, See “THE MERGER - Conflicts of Interest in Connection with the Negotiation of the Merger” and “INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.”

Employment Agreements
The Company assumed the employment agreements of four DubLi executives upon the closing of the Merger.  See “THE COMPANIES — DubLi — Employment Agreements” for a summary of the terms of these agreements.

Charter Amendment

Board Approval
The Charter Amendment was approved by the Board on the Record Date.  The Board had previously expressed support for the Charter Amendment in August 2009 but, in light of, among other things, the consummation of the Merger, certain changes to the Conversion Ratio (see “THE MERGER - Post-Merger Adjustments”) and Zen’s return of certain shares of Series A Preferred Stock to the Company (see “THE MERGER - Post-Merger Adjustments”), the Board determined that it was in the best interests of the Company to reassess the Charter Amendment and, accordingly, approved the Charter Amendment effective as of the Record Date.

Shareholder Approval
The Charter Amendment was approved by the written consent of Zen, our majority shareholder, on the Record Date. Zen had previously expressed support for the Charter Amendment in December 2009 but, in light of, among other things, certain changes to the Conversion Ratio and Zen’s return of certain shares of Series A Preferred Stock to the Company, Zen determined to reassess the Charter Amendment and, accordingly, approved the Charter Amendment effective as of the Record Date.

As of the Record Date, the Company had outstanding 28,621,680 shares of Common Stock entitled to one vote per share and 3,858,607 shares of Series A Preferred Stock entitled to 55.514574 votes per share.  Pursuant to our Articles of Incorporation and Bylaws, a majority of the voting power, or 121,400,314 votes, was necessary to approve the Amendment as of the Record Date.  As of the Record Date, Zen was entitled to 214,178,946 votes, which represents a majority of the voting power of the Company’s shares of Common Stock and Series A Preferred Stock.

Accordingly, there will be no shareholders’ meeting to approve the Charter Amendment.

Potential Benefits of Increase in Authorized Equity
We believe that the increase in authorized Common Stock, in addition to its use upon the conversion of the Series A Preferred Stock and upon the exercise of outstanding warrants, and the increase in authorized shares of Preferred Stock, will provide us with the flexibility to issue additional shares of Common Stock and Preferred Stock for proper corporate purposes.

We believe that the Charter Amendment is necessary to enable us to respond to future business requiring the issuance of shares, including consummation of acquisition transactions involving the issuance of Common Stock and/or Preferred Stock, consummation of acquisitions of intellectual property involving the issuance of Common Stock and/or Preferred Stock, consummation of Common Stock and/or Preferred Stock-based financings, issuances of Common Stock under future equity compensation plans, stock splits or dividends and issuances of Common Stock and/or Preferred Stock for other general corporate purposes. The Charter Amendment will allow us to act promptly in the event opportunities requiring the issuance of additional shares arise. Failure of the shareholders to approve the proposed amendment would adversely affect our ability to pursue such opportunities.  See “RISK FACTORS - Acquisitions and joint ventures could result in operating difficulties, dilution, and other harmful consequences.”

We have no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock or Preferred Stock for any purpose not previously disclosed in our public filings or as particularly described herein or to file any designation for any shares of Preferred Stock with the State of Nevada.

Power of Board of Directors to Issue Additional Shares
The increased capital will provide the Board of Directors with the ability to issue additional shares of Common Stock and Preferred Stock up to the maximum authorized number without the further vote of our shareholders, except as required under our Articles of Incorporation and Bylaws, Nevada corporate law or the rules of any national securities exchange on which our shares of stock may be then listed.

In addition, the Board may issue the additional Preferred Stock in one or more classes or series and may fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, redemption rights and prices, liquidation preferences and the number of shares constituting any such class or series of Preferred Stock (including without limitation, rights and preferences of Preferred Stock that are superior to rights of holders of the Common Stock with respect to voting, dividend and liquidation or other rights), without any further vote or action by the shareholders. See “RISK FACTORS - The rights of the holders of Common Stock may be impaired by the potential issuance of Preferred Stock.”

Preemptive Rights
Under our Articles of Incorporation, our shareholders do not have preemptive rights to subscribe to additional securities which may be issued by us, which means that current shareholders do not have a prior right to purchase any new issue of the Company’s capital stock in order to maintain their proportionate ownership of our capital stock.

Potential Anti-Takeover Effects of Increasing Authorized Shares of Common Stock and Preferred Stock
The proposed increase in the authorized number of shares of our Common Stock and Preferred Stock could, in some situations, have the effect of discouraging and/or rendering more difficult a merger, tender offer, proxy contest or other attempt to obtain control of the Company. This may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  See “RISK FACTORS - Some additional factors might inhibit changes in control of the Company, and “ANTI-TAKEOVER EFFECTS OF CHARTER AMENDMENT.”

CERTAIN ADDITIONAL MATTERS CONCERNING THIS INFORMATION STATEMENT

Nevada law provides in substance that stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

No shareholder proposal has been submitted in respect of the Charter Amendment or any related action.

Under the rules of the Securities and Exchange Commission, the Charter Amendment may be effected no earlier than 20 calendar days after we send or give this information statement to our shareholders. The Company will mail or make available this information statement to stockholders on or about ____________, 2010  Thus, under the rules of the Securities and Exchange Commission, the Charter Amendment may be effected on or after ___________, 2010. We intend to implement the Charter Amendments by filing a Certificate of Amendment with the Nevada Secretary of State on or shortly after such date.

As used in this information statement, “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

QUESTIONS AND ANSWERS

Q.	WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK?

A.
The authorized number of shares of Common Stock remaining available for issuance are not sufficient to fulfill our post-closing obligation to holders of the Series A Preferred Stock, which shares of Series A Preferred Stock are automatically convertible into shares of Common Stock when we increase our authorized number of shares of Common Stock to 500,000,000 shares.  In addition, the increase in the number of authorized shares of Common Stock is recommended by our Board in order to provide a sufficient reserve of shares to fulfill our obligations to our warrantholders.  Further, the Board proposes to increase the authorized number of shares of Common Stock and Preferred Stock for the future growth and needs of the Company and to give the Board and management flexibility to respond to future business requiring the issuance of shares.  We have no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock or Preferred Stock for any purpose not previously disclosed in our public filings or as particularly described herein or to file any designation for any shares of Preferred Stock with the State of Nevada.

Q.	HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF SHARES?

A.	On June 25, 2010, the Board of Directors unanimously approved the proposal to increase the number of authorized shares of Common Stock and Preferred Stock.

Q.
WILL I, AS A CURRENT HOLDER OF MEDIANET COMMON STOCK, RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THE PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OR PREFERRED STOCK?

A.
As a current holder of MediaNet Common Stock, your class of stock and the number of shares that you hold will not be affected or changed as a result of the adoption of the proposal to increase the authorized Common Stock.  For example, a current holder of 100 shares of Common Stock will remain a holder of 100 shares of Common Stock following the Charter Amendment.

Q.	WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A.	The proposed changes are intended to be tax free for federal income tax purposes.

Q.	WHAT VOTE OF THE SHAREHOLDERS HAS RESULTED IN THE PROPOSALS BEING PASSED?

A.
Upon obtaining Zen’s approval to the Charter Amendment, the Charter Amendment was duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities. Thus, your vote or consent is not requested or required to approve the Charter Amendment.

Q.	WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.	This information statement has been prepared by our management, and the entire cost of furnishing this information statement will be borne by us.

Q.	WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A:	Kent L. Holmstoel, Chief Operating Officer, 5200 Town Center Circle, Suite 601, Boca Raton, Florida 33486 (561) 417-1500.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada corporation. This includes the amendments discussed herein.  The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390.  Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the voting power.  Pursuant to Section 78.320 of the Nevada Revised Statutes, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power.

Our Board of Directors of MediaNet approved the Charter Amendment effective as of the Record Date, June 25, 2010.  As of the Record Date, 28,621,680 shares of Common Stock and 3,858,067 shares of Series A Preferred Stock were entitled to vote on the Charter Amendment.  Each share of Series A Preferred Stock has the voting power of 55.514574 shares of Common Stock, or a total of 214,178,946 shares.  Accordingly, as of the Record Date, the approval of the sole holder of our outstanding Series A Preferred Stock constitutes the approval of a majority of our outstanding voting power and such approval was accordingly sufficient to approve the Charter Amendment.

DISSENTERS’ RIGHTS OF APPRAISAL

Nevada corporate law does not provide for dissenters’ rights in connection with the Charter Amendment.

THE COMPANIES

About MediaNet

The following description of MediaNet provides information with respect to our business prior to the Merger Closing Date.  Information with respect to CG follows below under the caption “About CG”.

Background and Corporate Information

MediaNet Group Technologies, Inc. was incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through a merger, exchange of stock, or other similar type of transaction. On March 31, 2003, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Brand-A-Port, Inc. in a share exchange transaction. We issued 5,926,662 shares of Common Stock in the share exchange transaction pursuant to which Brand-A-Port's shareholders received one of share of our Common Stock for each share of common stock of Brand-A-Port which they owned. As a result of the share exchange, Brand-A-Port became our wholly owned and operating subsidiary.

The former shareholders of Brand-A-Port acquired a majority of our issued and outstanding Common Stock as a result of completion of the share exchange transaction. Therefore, although Brand-A-Port became our wholly owned subsidiary, the transaction was accounted for as a recapitalization of Brand-A-Port, whereby Brand-A-Port was deemed to be the accounting acquirer and was deemed to have adopted our capital structure.

We changed our name to MediaNet Group Technologies, Inc. in May 2003.

In June, 2005, we changed the name of our subsidiary, Brand-A-Port, to BSP Rewards, Inc. to better reflect our focused business endeavors.

Overview

Prior to the Merger Closing Date, our operations were carried on primarily through our wholly owned subsidiary, BSP Rewards, Inc (“BSP Rewards”).  In March 2009, we sold our wholly-owned subsidiary, Memory Lane Syndications, Inc. which was inactive and had limited revenue during 2009 and 2008 and has been classified for financial presentation as a discontinued operation.

BSP Rewards provides private branded loyalty and reward web malls and programs to both for-profit and not-for-profit companies and organizations. The program is designed as a shopping service through which members receive rebates (rewards) on purchases of products and services from participating merchants. Earned rewards may be accumulated by the member and may be used to purchase gift cards or donate to a charity.  Alternatively, rewards can be loaded onto a debit MasterCard which can be used to make additional purchases from any participating merchant in the program or from anywhere in the world that debit MasterCard cards are accepted. The BSP program is proprietary to the Company.

The BSP Rewards program is a web based retail mall concept. Retail sellers of goods and services who join in the program as participating merchants agree to pay rebates to us for our members who purchase goods and services through the program at their individual web stores. We collect all rebates paid by participating merchants and retain a portion as our fee for operating the program. Another portion of the rebate (generally one-half), is designated as a "reward" earned by the member who made the purchase. A portion of the Company's rebate is paid to the organization or company which enrolled the member in the program.

At the present time, when a member elects to redeem all or any portion of the rewards which he or she has accumulated, the member must purchase gift cards online that are redeemable at participating merchants or load their reward points onto our stored value MasterCard or participating affiliated cards that can be utilized at online and in-store merchants for redemption. The BSP debit card allows the reward points to be loaded on the card and spent like cash at participating merchants and anywhere debit MasterCard is accepted.

Member providers are companies, organizations and groups that enroll their employees or members in the BSP Rewards program. The program is sometimes offered free to member providers who auto-enroll their member base. Member provider agreements provide that the organization will normally enroll their members for free or nominal amount and BSP shall pay to the member providers a percentage of the rewards earned by the members that each member provider enrolls in the program. A member provider only earns a percentage if the members enrolled actually earn rewards through the program.

Presently, our marketing program is focusing on groups or organizations that have the potential of enrolling large numbers of members. Major membership clubs and organizations, credit and stored value card users. Having the capability of quickly expanding the BSP membership base to their large participating groups, would greatly enhance our potential membership and revenue streams. To extend our presence in these markets and others, we would require substantial working capital prior to enhancing marketing efforts directed at larger organizations as such efforts can be time consuming and costly.

Our Industry

We classify our business operations as part of the loyalty, online shopping mall, and rewards sector, and marketing services, each of which are fragmented and diverse industries. While the industry consists of many companies and organizations that provide loyalty and rewards in various means and fashions, few offer a complete package. There are many other similar businesses; however, we do not believe that many others include a number of the features and benefits that we do, including offering a stored value debit card, cross marketing applications and continuous email communications with members. It requires significant time and resources to develop a mature, flexible, broad-based platform and to attract and market the program to a wide variety of business segments. We are of the opinion that 85% of our operating model is executed by other related businesses, however, not all 85% can be found in one program or platform and the other 15% is proprietary to BSP Rewards. The benefit of creating a viable and valuable rewards and shopping mall program in today's environment is due to an ongoing shift towards online shopping versus traditional brick and mortar shopping. Today's consumers are looking to save wherever and whenever possible, particularly on their everyday shopping needs, including gas, grocery, apparel and office supplies.

Competition

We private brand our web mall program for companies, organizations and associations with features that include, but are not limited to, their logo and corporate image and cross links between the mall and their own corporate websites where the end user associates the mall with the host brand. Our competition includes other established loyalty/rewards companies, service providers that aggregate affiliate network merchants and existing web portals. While some competitors offer a private branded rewards program, we do not believe that many offer a number of features offered by BSP, including our redemption option through a stored value MasterCard, cross marketing applications and customer communications.

We believe we primarily compete with other providers on the basis of pricing and speed to market, ease of use, our platform and the number of features available in our proprietary BSP Rewards application.

Marketing and Strategy

Our target markets for sales of our BSP Rewards program include small, medium and large sized companies, organizations and associations that will be able to utilize our rewards mall platform for a variety of uses, including, but not limited to, loyalty, continuity, customer acquisition and retention and for fundraising applications.

This potential market includes membership clubs, non-profit organizations, alumni associations, retailers and corporations, marketing alliance partners, credit and debit card issuers and network marketing companies.

We market our products and services primarily through third party marketing partners who are paid on a commission basis. The marketing partners representing our services are companies that already have existing channel relationships. We have signed a number of marketing partner agreements which are non-exclusive and we anticipate that we will sign agreements with additional representatives in the future. The agreements, which generally have a term of one year with automatic one-year renewals, provide for the payment by the Company of a commission based on BSP rewards earned by members that are signed into the program through the marketing partner.

The Company sometimes pays a commission for any products and Internet portals sold on behalf of the Company and a commission for hosting fees paid to the Company by buyers of malls or websites as a result of the activities of the marketing partner. In some instances, we also allow clients for whom we have built mall portals to act as resellers. As of the date of this report, the marketing agreements have not resulted in any significant revenues.

We anticipate that the organizations that enroll members in their private branded rewards program will devote a portion of their advertising and marketing funds to the branded program. We, in turn, will help to develop customer awareness of our products and services as well as enhance usage of the program.

Part of the marketing strategy for the BSP Rewards mall program is to continue to maintain and operate various demonstration sites designed for specific industries. We do not typically earn revenue from the operation of these sites, but we use them to demonstrate to potential clients the types of features which are available through BSP.

Developing market acceptance for our existing and proposed projects will continue to require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform potential member providers and strategic marketing partners of the benefits and advantages of Company products and services and to achieve name recognition. There can be no assurance that we will be able to further penetrate existing markets on a wide scale basis.

BSP’s Challenges

Our ability to successfully operate our business and achieve our goals and strategies is subject to  numerous challenges and risks as discussed more fully in the section titled “RISK FACTORS”.

About DubLi

Background and Corporate Information

CG was organized in Cyprus on March 17, 2009, as a holding company for certain of the DubLi companies.  DubLi commenced operations under its current business model in October 2008. Prior to that time, the persons and companies now associated with DubLi carried on various Internet auction activities, including reverse auctions and traditional auctions of the kind maintained by eBay. The operations of DubLi are carried out through the following entities (collectively, the “Operating Subsidiaries”):

•	DUBLICOM LIMITED (“DUBLICOM”), a Cyprus limited company, which runs DubLi’s auction websites;

•	Lenox Resources, LLC, a Delaware limited liability company, that holds DubLi’s intellectual property;

•	DubLi Network Limited (“DubLi Networks”), a British Virgin Islands limited company, that operates DubLi’s global network with its business associates;

•
Lenox Logistik und Service GmbH (“Lenox Logistik”), a German corporation, which serves as the product purchasing agent of DUBLICOM for products sold to customers outside of North America, Australia and New Zealand. Lenox Logistik also serves as an outsourced service provider that employs persons who are collectively responsible for DubLi’s administrative, accounting, marketing and purchasing activities;

•
DubLi Logistics, LLC, a Delaware limited liability company (“DubLi Logistics”), which serves exclusively as the product purchasing agent of DUBLICOM for products sold to customers in North America (United States, Mexico, Puerto Rico, Canada), Australia and New Zealand.

All of the Operating Subsidiaries, other than DubLi Logisitics, were acquired by the Company by operation of law upon the consummation of the Merger on the Merger Closing Date.  DubLi Logistics was acquired by the Company on May 24, 2010.  In addition, on May 24, 2010, the Company acquired DubLi Properties, LLC, a Delaware limited liability company, which holds certain rights to real estate in the Cayman Islands now held by DubLi.  See “THE MERGER - Post Merger Adjustments” for additional information regarding the transfer of DubLi Logistics and DubLi Properties.

Overview

CG, through its Operating Subsidiaries, is a global network marketing company that sells high end branded merchandise to consumers through Internet-based auctions conducted under the trade name “DubLi.com.”  As of March 31, 2010, our online auctions were conducted in Europe, North America, Australia and New Zealand and we had a large network of independent business associates that sold “credits”, or the right to make a bid in one of our auctions (referred to herein as “Credit” or “DubLi Credits”).  These auctions are designed to offer consumers real savings on these high end goods.

Online Auctions

The DubLi.com auctions are designed to provide consumers with the ability to obtain high quality goods at discounts to retail prices through a fun and convenient shopping portal.  These auctions offer only high quality inventory (brand new, newest model, full warranty) from the world’s leading manufacturers.

In order to participate in and make bids in any the DubLi.com online auctions, consumers must purchase Credits.  Each Credit costs US$0.80 (EUR 0.50) and entitles the consumer to one bid in one auction.  Discounts are available on the purchase of a substantial volume of Credits at one time.  Credits can be purchased directly from DubLi or from one of DubLi’s business associates.  Accordingly, we generate revenue from the DubLi.com auctions both on the sale of Credits and on the sale of products to the ultimate auction winners.

DubLi has two types of auctions which it operates on separate platforms for Europe and for North America (United States, Mexico, Puerto Rico, Canada): Xpress and Unique Bid.

In an Xpress auctions, the product up for auction is displayed with a starting price, which is the lowest available retail price (the “Starting Price”). Each time a person makes a bid (which costs him or her one Credit), the Starting Price is decreased by US$0.25 (EUR 0.20) and the reduced price becomes visible to the person making a bid and to no other person.  The bidder can choose to purchase the item at the reduced price so shown or can opt to wait in the hopes that others will make bids and drive down the price.  The actual purchase price is always less than the Starting Price and is often a substantial discount to the Starting Price.

In an Unique Bid auction, the auction is scheduled with a definitive start and end time.  At any time prior to the auction end time, persons can make bids (one bid for one Credit) on the price at which it would purchase the product. Bids must be made in US$0.25 increments. The person who has placed the lowest unique bid (i.e. no other person has bid the same US$0.25 incremental amount) is entitled to purchase the product at such bid price.

In both styles of auctions, there are generally a high number of bidders and most bidders place more than one bid.  Accordingly, between the sale of the product and Credits, DubLi often realizes more than the price which it paid for an item. Substantially all items sold by DubLi in the online auctions are purchased by DubLi on the open market at market price without any discount, although in the future DubLi may seek to work with wholesalers or retailers to purchase items for less than they can be purchased by the average customer.

Credits are sold to consumers directly by DubLi, through our network of business associates, or through the Partner Program (described below).  As of March 31, 2010, approximately 94% of our Credit sales are made through our network of business associates and, accordingly, we are dependent on our business associates for a significant portion of our sales.  As of March 31, 2010, we had business associates located in over 100 countries.  Business associates are incentivized to locate and sponsor new business associates (“Downstream Associates”) and establish their own sales organization.

Business associates earn commissions on:

•	the sale of Credits by the subject business associate directly to retail consumers (“Affiliated Consumers”) who are signed up by such business associate (“Retail Commissions”);

•	the sale of Credits by Downstream Associates sponsored by the subject business associate or such business associate’s Downstream Associates (“Organizational Commission”).

To earn Retail Commissions, a business associate must purchase Credits from DubLi and resell such Credits to its Affiliated Consumers.  Credits are sold to business associates by DubLi at the same price offered to retail consumers.  When an Affiliated Consumer places an order for Credits, the Credits are automatically deducted from the subject Business Associate’s account and transferred to the Affiliated Consumer’s account, and the Business Associate is eligible to earn Retail Commission.  If a Business Associate does not have sufficient Credits in his account to cover an order by an Affiliated Consumer, DubLi will supply the balance of Credits to fill the order, but the business associate will not be eligible to earn commissions on the Credits supplied by DubLi.  The amount of the Retail Commissions earned by a business associate varies from 5-25% based on the total Credits purchased by the business associate over a consecutive twelve-month period.

To become a business associate, an applicant must register with DubLi by filling out an online Business Associate Application and Agreement and purchase an e-Biz kit for US $175.00. The e-Biz kit is the only purchase required to become a business associate.

DubLi also offers a partner package and program (the “Partner Program”) to companies, associations, affinity groups and non-profit organizations (which it refers to as a “white label solution”). Using the Partner Program, these groups can, through DubLi, open and utilize an auction portal open to their members. Each partner earns a thirty percent (30%) commission on all Credits sold to such Partner’s members through their portal. Using the Partner Program gives participating organizations a professional web presence, access to products offered on the auction portal through DubLi, and the use of DubLi to complete all customer purchase processes. DubLi provides a variety of ready-made templates that can be customized to the individual requirements of any organization, including the use of the organization’s URL. The Company receives the remaining 70% of the of the sales proceeds from which it pays all related costs and expenses.

DubLi-BSP Shopping Mall

The Merger of the Company and DubLi has enabled DubLi to use the Company’s BSP Shopping Mall in combination with its auction sites, business associates, and partner programs.

Competition

DubLi competes with a variety of other companies based upon on the type of merchandise and the sales format they offer to customers. These competitors include, but are not limited to:

•	online bidding fee auction websites such as Swoopo, Beezid and Zapadeal;

•	various standard, online auction websites such as eBay.com, Bidz.com and uBid.com; and

•	a number of e-commerce companies focused primarily on excess and overstock products with fixed price formats, including Amazon.com, Overstock.com, Shopping.com, eCost.com, and SmartBargains.com.

We believes that the DubLi online auction business has been able to distinguish itself from other competitors based upon its advanced, customer friendly technology, its multi-level marketing strategy, local marketing knowledge gathered through the DubLi business associate sales force, and its exclusive focus on high quality inventory (brand new, newest model, full warranty) from the world’s leading manufacturers.  We believe that our ability to continue to grow and effectively compete is contingent upon our ability to make customers aware of our service offering, provide an enjoyable shopping experience and provide customers with an opportunity to purchase high quality merchandise at a potential, significant discount to prevailing market prices.  See “RISK FACTORS - We may not be able to compete successfully.”

Pre-Merger Capitalization

As of the Merger Closing Date, CG had 1,000 ordinary shares issued and outstanding, all of which were held of record by Zen.  Zen acquired its shares in CG on March 17, 2009, the date of the incorporation of CG.  Accordingly, prior to the Merger, there was no established public trading market for the common stock of CG.  In addition, as of the Merger Date, there were no outstanding options or warrants to purchase CG’s ordinary shares or securities convertible into CG’s ordinary shares.  As of the Merger Date, none of CG’s ordinary shares were eligible for resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

As of the Merger Date and the date hereof, Zen was held of record by two shareholders: MBD Investment Limited, a British Virgin Islands company (“MBD”), which held 50% of the stock Zen, and Sara Alpha Limited, a British Virgin Islands company (“Saouma Nominee”), which held 50% stock of Zen as a trustee for Michel Saouma.  Sara Alpha also serves as the sole record holder of MBD pursuant to the terms of a trust agreement with Mr. Hansen.

Notwithstanding Zen's record ownership of CG as of the Merger Date and each of Mr. Hansen’s and Mr. Michel Saouma’s power to direct the voting and investment of the Company’s equity securities held by Zen, each of MBD and the Saouma Nominee had previously transferred certain pecuniary interests in Zen to various third parties.

In connection with the Company’s acquisition of MSC, Inc. on October 29, 2009, each of MBD and the Saouma Nominee agreed to transfer to MSC, Inc. a pecuniary interest in Zen that was equivalent to a 2.0% pecuniary interest in the Company as of October 29, 2009.

There is no established public trading market for the stock of Zen.  Pursuant to an agreement between the Company and Zen, dated May 24, 2010 (the “Post-Merger Agreement”), we have agreed to seek to register with the SEC Zen’s proposed distribution of the Common Stock to holders of pecuniary interests in Zen.  We and Zen have agreed to seek to have the subject registration statement declared effective at such time as we are seeking to complete the tender offer discussed below in “THE MERGER - Post Merger Adjustments.”

 CG’s policy has been to retain earnings to provide funds for the operation and expansion of its business and, accordingly, CG has never declared or paid any cash dividends on its common stock or other securities and does not currently anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends by CG is subject to the discretion of its Board of Directors and the restrictions specified in its articles of incorporation and by applicable law. Any future determination to pay cash dividends will depend on CG’s results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by its Board of Directors.

The foregoing information with respect to CG, Zen and their ownership and control is based upon the Post-Merger Agreement and a Schedule 13D and Form 3s and 4s filed by Zen, Mr. Hansen and Mr. Saouma with the SEC.

Officers and Directors of DubLi

Mr. Michael B. Hansen served as President and as a director of the DubLi Operating Subsidiaries.  Mr. Kent L. Holmstoel served as Chief Operating Officer and as a director of the DubLi Operating Subsidiaries.  Mr. Kusche served as General Counsel of the DubLi Operating Subsidiaries.  Each currently serves as an executive officer of MediaNet and Mr. Kusche currently serves as a member of MediaNet’s Board of Directors.  See “DIRECTORS AND EXECUTIVE OFFICERS” for more information regarding Messrs. Hansen, Holmstoel and Kusche.

Executive Employment Agreements

In connection with the Merger, we assumed employment agreements between CG and its subsidiaries, on the one part, and each of Messrs. Hansen, Holmstoel and Kusche and Ms. Betina Sørensen, on the other part.  Mr. Hansen and Ms. Sorenson commonly refer to themselves as married couple based upon their long term relationship.  Each of these officers is obligated to devote his or her full time to the Company’s business and affairs.

Effective October 1, 2009, each of Mr. Hansen, our President and Chief Executive Officer, and Mr. Holmstoel, our Chief Operating Officer, entered into an employment agreement with CG and its subsidiaries.  Mr. Holmstoel’s agreement provides that he will serve as the Company’s Chairman and in other positions as the Company and he determine.  We expect that Mr. Holmstoel will be named Chairman of the Board upon his appointment to the Board. Each of these employment agreements has an initial term of three years and is automatically renewable for an additional one-year term, unless terminated in accordance with the terms of the agreement.  Each of the agreements provides for a monthly base salary of EUR 15,000 to be reviewed annually and a minimum annual bonus of 15% of the subject executive’s annual base salary.  Our Board of Directors may, in its sole discretion, increase Mr. Hansen’s or Mr. Holmstoel’s base salary and award bonuses and equity awards to Mr. Hansen and/or Mr. Holmstoel at any time.  Each of the agreements also provides for a minimum automobile allowance in the amount of EUR 1,500 per month, insurance on any vehicle covered by the automobile allowance, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  Pursuant to each agreement, we are required to obtain and maintain a $2 million life insurance policy on Mr. Hansen and Mr. Holmstoel, as applicable, with $1 million payable on death to the Company and $1 million payable on the death to the subject executive’s directed beneficiary. The agreements also contains non-disclosure, non-solicitation and non-compete restrictions.  The non-solicitation and non-compete restrictions survive for a period of eighteen months following the date of termination of the subject executive’s employment with the Company.

Effective October 1, 2009, Mr. Kusche, our General Counsel, entered into an employment agreement with CG and its subsidiaries.  This agreement has an initial term of three years and is automatically renewable for an additional one-year term, unless terminated in accordance with the terms of the agreement. The agreement provides for a monthly base salary of EUR 7,500 to be reviewed annually and a minimum annual bonus of 15% of Mr. Kusche’s annual base salary.  Pursuant to the Agreement, Mr. Kusche is entitled to receive 150,000 shares of our Common Stock on each of October 1, 2010 and October 1, 2011.  Our Board of Directors may, in its sole discretion, increase Mr. Kusche’s salary and award bonuses and equity awards to Mr. Kusche at any time.  The agreement also provides for a minimum automobile allowance in the amount of EUR 800 per month, insurance on any vehicle covered by the automobile allowance, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  The agreement also contains non-disclosure, non-solicitation and non-compete restrictions.  The non-solicitation and non-compete restrictions survive for a period of eighteen months following the date of termination of Mr. Kusche’s employment with the Company.

Effective October 1, 2009, Ms. Sorenson, our Head of Marketing, entered into an employment agreement with CG and its subsidiaries.  This agreement has an initial term of three years and is automatically renewable for an additional one-year term, unless terminated in accordance with the terms of the agreement. The agreement provides for a monthly base salary of EUR 7,500 to be reviewed annually and a minimum annual bonus of 15% of Ms. Sorenson’s annual base salary.  Our Board of Directors may, in its sole discretion, increase Ms. Sorenson’s salary and award bonuses and equity awards to Ms. Sorenson at any time.  The agreement also provides for a minimum automobile allowance in the amount of EUR 800 per month, insurance on any vehicle covered by the automobile allowance, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  The agreement also contains non-disclosure, non-solicitation and non-compete restrictions.  The non-solicitation and non-compete restrictions survive for a period of eighteen months following the date of termination of Ms. Sorenson’s employment with the Company.

Pursuant to these employment agreements, neither the Company nor the subject executive can terminate the agreement during the initial three-year term except that the Company can terminate the agreement for “cause.”  “Cause” is defined to include the executive’s (i) continuing uncured failure to perform such duties as are reasonably requested by the Company and are consistent with his or her responsibilities under this Agreement; (ii) uncured failure to observe material policies generally applicable to executives or employees of the Company; (iii) failure to cooperate with any internal investigation of the Company or any of its affiliates; (iv) commission of any act of fraud, theft or financial dishonesty with respect to the Company or any of its affiliates or conviction of any felony; or (v) uncured material violation of the provisions of his or her employment agreement. During the extension term, the subject executive may terminate the agreement for any reason upon 120 days notice.

In the event the executive terminates his or her employment for “good reason”, he or she shall be entitled to, among other things, a prorated bonus for the fiscal year of termination, based on actual performance through the end of the applicable fiscal year and the number of days that have elapsed in the fiscal year through the date of termination and payment of his or her then annual base salary and benefits for a period of eighteen following the termination.  In addition, any unvested options granted to the executive shall fully vest as of the date of termination.  For purposes of each employment agreement, good reason is defined as a material and adverse change in the executive’s duties and responsibilities, a reduction in base salary or minimum annual bonus, or the Company’s breach of the company of any material provision of the agreement.

In the event of an executive’s death or disability, he or she shall be entitled to, among other things, a prorated bonus for the fiscal year of termination, based on actual performance through the end of the applicable fiscal year and the number of days that have elapsed in the fiscal year through the date of termination  In addition, any unvested options granted to the executive shall fully vest as of the date of termination of executive’s employment with the Company.

Property

Lenox Logistik, one of the Operating Subsidiaries, rents 6,400 square feet at its headquarters in Berlin, Germany at a cost of $11,200 per month, plus VAT, pursuant to a five-year lease ending October 31, 2014.  Some employees of CG began relocating to South Florida in February 2010.  The Company has leased 10,476 square feet in Boca Raton, Florida for its global headquarters pursuant to a ten-year lease ending in 2020.

Employees

As of the Merger Closing Date, CG had twenty-two (22) employees, excluding its General Counsel, President, Chief Operating Officer and the Director of Marketing. CG also employs consultants.

THE MERGER

Background and Negotiations

Representatives of the Company first met with representatives of DubLi on October 18, 2008, in Atlanta.  In that meeting the parties had a preliminary business discussion concerning the potential business which they could do together. Present at the first meeting were Messrs. Berns, Holmstoel and Hansen.  Prior to such meeting, the Company and its management team did not have any known prior affiliation with DubLi or its management team.

On November 10, 2008, the same persons met and discussed MediaNet’s building a branded mall for DubLi’s auction site.

On November 18, 2008, BSP signed an agreement with DubLi to build a private branded internet shopping mall.  The price was $7,000 plus $400 per month to administer the mall.  The mall launched in May 2009.

Mr. Hansen visited MediaNet’s offices on February 19, 2009, and, again on April 9, 2009.  The parties discussed potential joint business opportunities on both of those occasions.

On April 4th and April 5th, 2009, Mr. Berns attended a DubLi business associate event held in Scottsdale, Arizona in prior to the launch of the DubLi mall to, among other things, make a presentation regarding the DubLi Internet shopping mall.

On May 11, 2009, MediaNet launched its DubLi mall.

On June 16, 2009, Mr. Berns and another director of the Company, Mr. Thomas Hill, met with Messrs. Holmstoel and Hansen to discuss DubLi’s mall built by the Company.  During the meeting and without prior notice, DubLi’s representatives discussed a possible merger between the two companies.

On June 17, 2009, Mr. Berns met again with Messrs. Holmstoel and Hansen, and, among other things, continued to explore a possible merger between the two companies.

On June 18 and June 19, 2009, the Board of Directors met telephonically to discuss the Company’s recent expression of interest from DubLi.  The Board of Directors discussed, among other things, the merger terms orally proposed by DubLi.  As part of such discussion, Mr. Berns described to the Board of Directors DubLi’s business and the projected potential of the Company if the merger were completed as proposed.  One of the material terms of the merger discussed at length was the proposed post-merger capitalization of the Company and the proposed post-merger 90% ownership of the Company by DubLi’s current investors.  After further deliberation, the Board of Directors resolved that the Company should seek to further advance its discussions with DubLi.  Mr. Berns and Mr. Alfred Fernandez, the former CFO of the Company, should continue a due diligence investigation of DubLi and the proposed merger and Mr. Berns and Mr. Fernandez should report their findings to the Board of Directors. The Board of Directors also resolved that the Company should seek to secure a formal letter of intent for additional Board of Director review and consideration.

Between June 19, 2009 and June 24, 2009, Mr. Berns communicated either orally and/or via email with each director of the Company and secured their respective approval to submit a draft of the letter of intent to DubLi Network LLC.

On June 24, 2009, the Company transmitted a proposed letter of intent to DubLi Network, LLC, which contemplated:  a tax free merger of DubLi with a wholly owned subsidiary of the Company; in connection with the merger, the former shareholders of DubLi would be issued common stock representing 90% of the outstanding shares of the Company.  The June 24, 2009 draft of the letter of intent also contemplated DubLi Network, LLC immediately providing the Company a $400,000 loan upon execution of the letter of intent.

Between June 24, 2009 and July 7, 2009, negotiations between the Company and DubLi Network, LLC continued and Mr. Berns provided the members of the Board of Directors updates regarding the negotiations through a combination of teleconferences and/or emails.

On July 7, 2009, the Board of Directors of the Company met telephonically to discuss the proposed merger with DubLi.  The Board of Directors reviewed with Mr. Berns the proposed, material terms of the letter of intent and some of the anticipated terms of the merger agreement.  At the conclusion of the meeting, the Board of Directors directed Mr. Berns to continue with the Company’s due diligence investigation of DubLi.  The Board of Directors also authorized Mr. Berns to execute the letter of intent.

On July 7, 2009, the Company and DubLi Network LLC signed a letter of intent for a business combination between the Company and various DubLi entities.  Pursuant to the July 7, 2009 letter of intent, various DubLi entities also agreed to loan MediaNet $250,000, with $100,000 delivered at signing of the letter of intent and $150,000 to be delivered at signing of a definitive combination agreement. The first $100,000 loan was funded on July 9, 2009.

Between July 7, 2009 and August 10, 2009, DubLi provided the Company with various due diligence materials requested by it.  Between July 15, 2009 and July 29, 2009, the Company’s outside legal counsel also prepared and sent to DubLi an initial draft of the proposed merger agreement.  Between July 29, 2009 and August 10, 2009, the Company and DubLi negotiated the terms of the merger agreement and performed additional due diligence.

On August 10, 2009, MediaNet’s Board of Directors met to consider the proposed terms of the combination between MediaNet and DubLi, and approved the terms of the combination substantially in its final form.

At the August 10, 2009, meeting of the Board of Directors, Mr. Berns, who was then the Chief Executive Officers of MediaNet, described the background and history of the discussions and negotiations between MediaNet and DubLi.  He discussed the negotiations between management of the two companies with respect to the proposed combination, including the valuation of both companies and the process by which management had determined that the fair division of MediaNet’s common stock on a post-combination basis would be 90% to the owners of DubLi and 10% to MediaNet’s then existing shareholders and holders of options and warrants.  Mr. Berns also outlined the due diligence efforts he and other employees, consultants and agents of the Company had undertaken with respect to DubLi.  Mr. Berns stated that in his view there would be no other buyer for MediaNet, that the business and philosophy of DubLi were uniquely symbiotic with the Company’s business philosophy and that, in his opinion, the DubLi transaction represented the only transaction available to MediaNet which would allow it to continue and, in time, possibly grow.

Mr. Berns noted that MediaNet had existed largely through the sale of its equity securities and loans by existing shareholders.  He said that the shareholder lenders, which included Mr. Berns, may not be willing to continue their financial support of the Company. He further advised the Board that he did not believe that there were any other financing sources available to MediaNet and that, accordingly, MediaNet could not continue for any material time unless the DubLi transaction were completed.

Mr. Berns discussed with the Board DubLi’s potential obligation to make another $150,000 loan upon the signing of the merger agreement and DubLi’s prior $100,000 loan.  Mr. Berns also discussed with the Board the Company’s prior attempts to secure up to $400,000 of loans from DubLi to finance the Company’s operations until the projected completion of the merger.  Mr. Berns indicated that the $400,000 loan request, incorporated in the June 24, 2009 draft of the letter of intent had been declined by DubLi but that he understood that DubLi would, upon the closing of the merger, be willing to repay any debts reasonably incurred by the Company for the purpose of maintaining its operations until the completion of the merger.  Based in part on this understanding, Mr. Martin Berns and Mr. Eugene Berns had made certain advances to the Company.  See “Conflicts of Interest in Connection with the Negotiation of the Merger” for more information regarding Mr. Martin Berns’ and Mr. Eugene Berns’ loans to the Company.  Mr. Martin Berns stated that, in his opinion, without the financial commitment of DubLi, MediaNet would not be able to complete the DubLi transaction and, further, in all likelihood be forced to liquidate in the very near future.

The Board then discussed whether MediaNet should try to find other buyers, whether there was any realistic possibility that another buyer could be found on a timely basis or at all, and whether under MediaNet’s circumstances it would be appropriate to obtain a third party fairness opinion.  After discussion, the Board determined that the unique business of MediaNet made it highly unlikely that a third party buyer could be quickly found for MediaNet’s business and that, in addition, there was little likelihood that even assuming MediaNet had substantial value, the value could be measured with any degree of certainty by an independent investment or other advisor.  Mr. Berns also noted that the amount to be paid for any fairness opinion or the process of soliciting other bids for MediaNet would be inappropriate, particularly given MediaNet’s financial condition and the likelihood that any such process would not result in a different valuation or any reasonable offer.

The Board determined to accept the findings of management with respect to the likely unavailability of any other third party offer to MediaNet or its business, as to the possibility of equity or debt financing, and as to the fairness of the terms agreed to between MediaNet and DubLi.  Thereafter, the Board approved the combination with DubLi on the terms described by Mr. Berns.

Our principal reason for engaging in the Merger transaction was to take advantage of the perceived benefits of such a transaction, which we came to recognize through our development and management of the DubLi mall.  These benefits included DubLi’s business structure and plan, DubLi’s trans-European and U.S. customer base, DubLi’s technology, DubLi’s operating and marketing structure, DubLi’s personnel, and DubLi’s economic resources.

DubLi determined to combine with MediaNet to take advantage of MediaNet’s shopping mall platform, management, marketing and technological expertise, and MediaNet’s strategic vision and growth which DubLi perceived could come from DubLi’s being part of a publicly-traded company in the United States. In particular, in DubLi’s view, DubLi’s concept of an online auction dedicated to what it calls “fun shopping” could be greatly expanded using MediaNet’s mall platform, which, if DubLi were to attempt to recreate that platform, would be, in DubLi’s opinion, extremely costly.

Although DubLi had entered into a mall agreement with MediaNet, DubLi wanted to have total control over the MediaNet-DubLi mall, and accordingly determined the only way to do that was to combine with MediaNet.  DubLi valued the opportunities available to it through MediaNet to be worth 10% of the equity in the combined entity.  DubLi did not retain an investment banker or receive a fairness opinion in connection with its valuation of the MediaNet-DubLi transaction, and relied on DubLi’s management expertise in determining to proceed with the transaction.  The Merger was approved by CG’s sole shareholder and by DubLi’s directors.

The parties entered into a definitive Merger Agreement on August 10, 2009 (the “Original Merger Agreement”).  On August 14, 2009, DubLi funded a $150,000 loan to us in accordance with the terms of the letter of intent and Original Merger Agreement.

On August 17 and August 18, 2009, the Company’s Chief Financial Officer performed additional due diligence at DubLi’s offices in Berlin, Germany.  The Company’s independent auditor also visited DubLi’s offices in Berlin on such dates.  From Septebmer 27, 2009 to October 2, 2009, the Company’s legal counsel performed additional diligence at DubLi’s offices in Berlin, Germany.

In early September 2009, we were advised by legal counsel that the Merger could be effected sooner than previously anticipated if, in lieu of Common Stock, Zen, CG’s sole shareholder, received the Series A Preferred Stock, which would be later converted into Common Stock and distributed to the beneficial holders of Zen. Accordingly, on September 25, 2009, the Original Merger Agreement was amended to restructure the Merger to provide for the issuance of Series A Preferred Stock rather than Common Stock.  On October 19, 2009, the Merger was consummated and Zen was issued the shares of Series A Preferred Stock.

On January 7, 2010 DUBLI NETWORK LIMITED, a wholly owned subsidiary of CG, was asked to lend $150,000 to the Company to, among other things, satisfy the Company’s $135,978 of indebtedness to Mr. Martin Berns and $30,000 to Mr. Eugene Berns.  Although DUBLI NETWORK LIMITED maintained that it had no legal obligation to extend such a loan pursuant to the Merger Agreement, on January 5, 2010 DubLi Network Limited contributed an additional $150,000 to the Company and on January 11, 2010, the Company’s debts to Messrs. Martin and Eugene Berns were satisfied in full.  See “ - Conflicts of Interest in Connection with the Negotiation of the Merger”.

Merger Restructuring

Pursuant to the Original Merger Agreement, we and CG originally contemplated that CG’s shareholders would receive Common Stock upon consummation of the Merger and the Merger would be completed in the first quarter of 2010 in order to:

•
provide us with sufficient time to prepare a complex proxy statement and hold a shareholder meeting to consider approval of the Merger Agreement and an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 50 million to 500 million shares; and

•	provide the beneficial owners of CG adequate time to contribute and/or transfer a number of entities or properties to CG.

For instance, upon completion of the merger the Company expected that CG would own directly or indirectly all of the following subsidiaries or assets:

•	DUBLICOM LIMITED (“DUBLICOM”), a Cyprus limited company, which runs DubLi’s auction websites;

•	Lenox Resources, LLC, a Delaware limited liability company, that holds DubLi’s intellectual property;

•	DUBLI NETWORK LIMITED (“DUBLI NETWORK”), a British Virgin Islands limited company, that operates DubLi’s global network with its business associates;

•
Lenox Logistik und Service GmbH (“Lenox Logistik”), a German corporation, which serves as the product purchasing agent of DUBLICOM for products sold to customers outside of North America, Australia and New Zealand. Lenox Logistik also serves as an outsourced service provider that employs persons who are collectively responsible for DubLi’s administrative, accounting, marketing and purchasing activities;

•
DubLi Logistics, LLC, a Delaware limited liability company (“DubLi Logistics”), which serves exclusively as the product purchasing agent of DUBLICOM for products sold to customers in North America (United States, Mexico, Puerto Rico, Canada), Australia and New Zealand;

•	certain rights to real estate in the Cayman Islands (the “Cayman Property Rights”) now held by DubLi Properties, LLC, a Delaware limited liability corporation.

In compliance with U.S. Generally Accepted Accounting Principles, we also expected to include in our consolidated financial statements DubLi.com, LLC, a Delaware limited liability company that was the holding company for two subsidiaries that have since discontinued operations: DubLi.com GmbH, a German corporation, and DubLi Network, LLC, a Delaware limited liability company.

In early September 2009, we were advised by legal counsel that the Merger could be effected sooner than previously anticipated if, in lieu of Common Stock, Zen, CG’s sole shareholder, received the Series A Preferred Stock, which would be later converted into Common Stock and distributed to the beneficial holders of Zen. Accordingly, on September 25, 2009, the Original Merger Agreement was amended to restructure the Merger to provide for the issuance of Series A Preferred Stock rather than Common Stock.  On October 19, 2009, the Merger was consummated and Zen was issued the shares of Series A Preferred Stock.

Post-Merger Adjustments

On each of December 24, 2009 and May 24, 2010, the ratio at which the Series A Preferred Stock converts into Common Stock was increased following our discovery of certain understatements with respect to the number of shares of Common Stock outstanding immediately prior to the closing of the Merger.  The changes to the Conversion Ratio were made to permit the holders of the Series A Preferred Stock to maintain their expected percentage ownership after taking into account the Additional Common Stock.

After completing the Merger, we determined that certain of our expectations with respect to the Merger had not been met.  In particular, upon completion of the Merger on or about the original targeted completion date of March 31, 2010, we expected that we would (i) directly or indirectly hold 100% of the equity interests of DubLi Logistics, LLC; (ii) directly or indirectly hold certain real estate rights now held by DubLi Properties LLC; and (iii) certain investors in DubLi.com, LLC would become shareholders in the Company.

As a result of the acceleration of the Merger closing and the substantial amount of work required to complete the Merger and the related SEC disclosure documents, Mr. Hansen’s oral pledge to, prior to the Merger, transfer his 100% ownership interest in DubLi Logistics to CG was not evidenced by definitive transfer documents until May 24, 2010. Similarly, Mr. Hansen’s oral pledge to contribute his 100% indirect ownership interest in the Cayman Property Rights (now owned by DubLi Properties, LLC) to the Company in support of DubLi’s marketing programs was not evidenced by definitive transfer documents until May 24, 2010.

As of May 24, 2010, the Company has acquired all of the equity interests in DubLi Logistics and DubLi Properties LLC that the Company expected it would own.  See Note 12 to the Condensed Notes to the Consolidated Financial Statements as of March 31, 2010 included herewith for additional information.

The Company and Mr. Hansen had previously expected that the investors in DubLi.com, LLC (the “DubLi.com Investors”) would receive from Zen certain shares of “restricted” Common Stock.  With the acceleration of the Merger closing and Merger restructuring, the DubLi.com Investors were expected to receive from Zen 62,679,116 shares of restricted Common Stock upon the conversion of the Series A Preferred Stock to Common Stock.   Since Zen has not transferred and does not intend to transfer Common Stock to the DubLi.com Investors as previously anticipated, the Company and Zen entered into an agreement, dated May 24, 2010 (the “Post-Merger Agreement”), pursuant to which Zen has returned to us 1,129,057 shares of Preferred Stock, which were otherwise convertible into 62,679,116 shares of Common Stock.

As soon as reasonably practicable, the Company intends to commence a tender offer (the “Tender Offer”) to purchase from the DubLi.com Investors all of their right, title and interest in Dubli.com, LLC (the “Outstanding Dubli Interest”).  The Company anticipates seeking to offer 62,679,116 shares of Common Stock for the Outstanding Dubli Interests (the “Tender Rate”) in a transaction registered with the SEC or a transaction that is exempt from registration.  The Tender Offer is expected to be contingent upon at least 80% of the Outstanding Dubli Interests being tendered to the Company.

The Company would like to acquire the Outstanding DubLi Interest in order to provide the DubLi.com, LLC Investors a significant ownership interest in the Company.  Virtually all of the DubLi.com, LLC Investors are former business associates of DubLi.com, LLC and current business associates of DubLi Network, Ltd.  Notwithstanding the financial failure of DubLi.com, LLC’s discontinued, standard on-line auction business, the Company believes that the DubLi.com, LLC business associates assisted the Company build brand awareness for the DubLi.com trade name and, consistent with many of their expectations, would like them to have a significant ownership interest in the entity which owns and is further developing the DubLi.com brand.  See “Risk Factors - The DubLi.com investors may not agree to participate in the Tender Offer” for a description of certain risks related to the proposed Tender Offer.

Pursuant to the Post-Merger Agreement, Zen has also returned to us 12,876 shares of Series A Preferred Stock which were convertible into 714,817 shares of Common Stock (the “Lenox Shares”).  Since Zen had not distributed the Lenox Shares to various employees of Lenox, Zen returned the shares to the Company for future use in the Company’s employee benefit plans.

Summary of Changes to Merger Structure

For clarification and presentation purposes, the fol l owing discussion summarizes the impact on our capitalization of the various changes to the Merger as described in more detail above.

As of August 10, 2009, the date of the original Merger Agreement (the “Original Agreement”), we had 26,803,652 outstanding shares of Common Stock and 3,098,000 shares issuable upon the exercise of outstanding warrants.  The Original Agreement contemplated that, upon closing of the Merger, we would issue to CG’s shareholders that number of shares of Common Stock so that CG’s shareholders would hold 90% of the outstanding Common Stock on a fully diluted basis immediately following the closing of the Merger.  Assuming the Merger had been completed on August 10, 2009 as contemplated by the Original Agreement:

•	in connection with the closing:

o	we would have issued to CG’s shareholders a total of 269,114,868 shares of Common Stock; and

o	we would have not issued any shares of Preferred Stock; and

•	immediately following closing:

o	there would have been 295,918,520 shares of Common Stock outstanding;

o	CG’s shareholders would have held 90.9% of the outstanding shares of Common Stock; and

o	CG’s shareholders would have held 90% of the outstanding shares of Common Stock on a fully diluted basis assuming exercise of all of the outstanding warrants.

As of September 25, 2009, the date of the amendment to the Merger Agreement (the “Amendment”), we had 27,743,530 outstanding shares of Common Stock and 3,098,000 shares issuable upon the exercise of outstanding warrants.  The Amendment contemplated that, upon closing of the Merger, we would issue to CG’s shareholders 5 million shares of Series A Preferred Stock of the Company, that would be convertible into that number of shares of Common Stock equal to 90% of the outstanding Common Stock on a fully diluted basis and assuming conversion of the Series A Preferred Stock immediately following the closing of the Merger.  Assuming the Merger had been completed on September 25, 2009 as contemplated by the Amendment:

•	in connection with the closing:

o	we would have issued to CG’s shareholders a total of 5 million shares of Series A Preferred Stock; and

o	we would have not issued any shares of Common Stock;

•
the Series A Preferred Stock would have been convertible into a total of 277,573,770 shares of Common Stock at the conversion rate of 55.514574 shares of Common Stock for each share of Series A Preferred Stock; and

•	immediately following closing:

o	there would have been 27,743,530 shares of Common Stock outstanding and 5,000,000 shares of Series A Preferred Stock outstanding;

o	assuming conversion of the Series A Preferred Stock as of September 25, 2009, CG’s shareholders would have held 90.9% of the outstanding shares of Common Stock as of such date; and

o
assuming conversion of the Series A Preferred Stock as of September 25, 2009, CG’s shareholders would have held 90% of the outstanding shares of Common Stock on a fully diluted basis as of such date assuming exercise of all of the outstanding warrants.

The Merger closed on October 19, 2009 (the “Merger Closing Date”) upon the terms and conditions set forth in the Amendment.  As of such date, we had determined that there were 26,803,652 outstanding shares of Common Stock and 3,098,000 shares issuable upon the exercise of outstanding warrants.  Accordingly, in connection with the closing, we issued to CG’s shareholders a total of 5 million shares of Series A Preferred Stock, which were convertible into 269,114,868 shares of Common Stock at the conversion rate of 53.8229736 shares of Common Stock for each share of Series A Preferred Stock (the “Original Ratio”).  Assuming conversion of the Series A Preferred Stock as of the Merger Closing Date, CG’s shareholders would have held 90.9% of the outstanding shares of Common Stock as of such date and 90.0% of the outstanding shares of Common Stock on a fully diluted basis as of such date assuming exercise of all of the outstanding warrants.

As discussed herein, we subsequently determined that there were certain errors in our calculation of the number of shares of Common Stock outstanding as of the Merger Closing Date.  More specifically, we determined that, as of the Merger Closing Date, there were 27,743,530 shares of Common Stock outstanding rather than 26,803,652 as previously determined.  Accordingly, the Certificate of Designation was amended on May 24, 2010 to increase the Original Ratio to 55.514754 shares of Common Stock for each share of Series A Preferred Stock (the “Revised Ratio”).

The following table sets forth information regarding our capital structure as of the Merger Closing Date as originally contemplated using the Original Ratio and the number of shares originally thought to be outstanding as of the Merger Closing Date and as modified using the Revised Ratio and the number of shares determined to be actually outstanding as of the Merger Closing Date:

				Relative Voting Power of Common Shareholders				Relative Voting Power of Preferred Shareholders
	Shares of Series A Preferred Stock Outstanding	Conversion Ratio	Shares Issuable Upon Conversion of Series A Preferred Stock	Assuming No Exercise of Warrants		Assuming Exercise of All Outstanding Warrants		Assuming No Exercise of Warrants		Assuming Exercise of All Outstanding Warrants
Original Ratio	5,000,000	53.8229736	269,114,868	9.1	% (1)	10.0	%(1)	90.9	%(1)	90.0	%(1)
Revised Ratio	5,000,000	55.514754	277,573,770	9.1	% (2)	10.0	%(2)	90.9	%(2)	90.0	%(2)

(1)           Assumes that, as of October 19, 2009, there were outstanding 26,803,652 shares of Common Stock and warrants to purchase 3,098,000 shares of Common Stock.

(2)           Based upon subsequent determination that, as of October 19, 2009, there were outstanding 27,743,430 shares of Common Stock and warrants to purchase 3,098,000 shares of Common Stock.

As discussed herein, on May 24, 2010 (the “Restructuring Date”), Zen returned to us 1,141,933 shares of Series A Preferred Stock.  As of such date, there were 28,621,680 outstanding shares of Common Stock and outstanding warrants to purchase a total of 2,219,750 shares of Common Stock.  The following table sets forth information regarding our capital structure as of the Restructuring Date both before and after the return of shares by Zen using the Revised Ratio.

				Relative Voting Power of Common Shareholders		Relative Voting Power of Preferred Shareholders
	Shares of Series A Preferred Stock Outstanding	Conversion Ratio	Shares Issuable Upon Conversion of Series A Preferred Stock	Assuming No Exercise of Warrants	Assuming Exercise of All Outstanding Warrants	Assuming No Exercise of Warrants	Assuming Exercise of All Outstanding Warrants
Prior to Return of Shares	5,000,000	55.514754	277,573,770	9.1%	10.0%	90.9%	90.0%
Following Return of Shares	3,858,067	55.514754	214,178,946	11.8%	12.6%	88.2%	87.4%

As discussed herein, as soon as reasonably practicable, we intend to commence the Tender Offer to the DubLi.com Investors pursuant to which we anticipate seeking to offer to them up to 62,679,116 shares of Common Stock in exchange for the Outstanding DubLi interest.  The following table sets forth information regarding our capital structure assuming that the Tender Offer was completed on the Restructuring Date and that the maximum number of shares contemplated were issued in connection with the Tender Offer.

				Relative Voting Power of Common Shareholders		Relative Voting Power of Preferred Shareholders
	Shares of Common Stock Outstanding	Shares of Series A Preferred Stock Outstanding	Shares Issuable Upon Conversion of Series A Preferred Stock	Assuming No Exercise of Warrants	Assuming Exercise of All Outstanding Warrants (1)	Assuming No Exercise of Warrants	Assuming Exercise of All Outstanding Warrants (1)
Assuming No Tender Offer	28,621,680	3,858,067	214,178,946-	11.8%	12.6%	88.2%	87.4%
Assuming Tender Offer Completed	91,300,796	3,858,067	214,178,946	29.9%	30.4%	70.1%	69.6%

(1)           Based on warrants to purchase 2,219,750 shares of Common Stock outstanding on the Restructuring Date.

Merger Valuation Determination

The determination of the respective post-Merger percentage ownership of our pre-Merger shareholders and CG’s shareholders was made on the basis of negotiations with DubLi, the Board’s evaluation of the relative financial conditions and prospects of both companies and the absence of other companies that were compatible with the Company’s business and willing to combine with the Company.

Conflicts of Interest in Connection with the Negotiation of the Merger

During his tenure as a director of the Company, Mr. Berns provided the Company considerable financial support in the form of loans.  As of the date of execution of the letter of intent, Mr. Berns was owed by the Company $91,500 of principal and $1,474 of interest for outstanding loans. Between the date of the execution of the letter of intent and January 11, 2010, Mr. Berns advanced an additional $25,000 to the Company.  Each of these loans made by Mr. Berns bore interest at the rate of 6% per annum.  Between the date of the execution of the letter of intent and January 11, 2010, Mr. Berns received an aggregate of $118,266 from the Company as repayment of $116,500 principal and $1,766 of interest on the loans.

From time to time, Mr. Berns incurred expenses on behalf of the Company, which expenses were reimbursable to Mr. Berns without interest.  As of the date of the execution of the letter of intent, Mr. Berns was owed approximately $66,700 by the Company for reimbursable expenses.  Between the date of the execution of the letter of intent and January 11, 2010, Mr. Berns incurred additional reimbursable expenses of approximately $900.  Within the same time period, Mr. Berns received an aggregate of $67,600 from the Company as repayment of reimbursable expenses.

Mr. Martin Berns’ brother, Eugene Berns, who was a board member from January 2003 to October 19, 2009 also provided an aggregate of $30,000 of non-interest bearing loans to the Company between the signing of the letter of intent and December 30, 2009.  Such loans were all satisfied in full by December 2009.

Steven Adelstein, who served as a consultant to the Company from 2007 to March 2010 and as director of the Company from October 2009 through March 2010, received 500,000 shares of Common Stock in September 2009 for his services in connection with the negotiation of the Merger.  On June 19, 2009, a majority of the members of the Board of Directors had approved of the issuance of up to 350,000 shares to Mr. Adelstein.  Mr. Adelstein’s compensation was ultimately, primarily determined by negotiations between Mr. Adelstein and Mr. Martin Berns in August 2009.  At the time of the negotiations, Mr. Berns contemplated that Mr. Adelstein would receive approximately $30,000, payable in the Company’s common stock which was then trading at approximately $0.06 per share.  Mr. Adelstein also received an aggregate of $22,500 in connection with various consulting services he provided to the Company, including assisting the Company prepare various reports and statements.

Transaction Costs

The following table sets forth the costs and expenses payable by us in connection with the Merger and the Charter Amendments. All amounts are estimates.  We are responsible for paying all expenses in connection with the Merger.

Amount to
be Paid

Legal fees and expenses	$173,966
Accounting fees and expenses	173,990
Printing and mailing expenses	5,000
Miscellaneous	30,000
Total	$387,956

Additional information with respect to the terms of the Merger is set forth under the caption “Summary—The Merger,” above.

RISK FACTORS

Risks Related to Our Operations

Our success is dependent on our ability to establish and maintain a large and growing base of business associates.

Approximately 96% of our auction Credit sales are made through our network of business associates and, accordingly, we are dependent on our business associates for a significant portion of our sales. To increase our revenue, we must increase the number of and/or the productivity of our business associates.  Accordingly, our success depends in significant part upon our ability to recruit, retain and motivate a large base of business associates.  Our operating results could be harmed if our existing and new business opportunities do not generate sufficient interest to retain existing business associates and attract new business associates.

The primary way we recruit new business associates is through a multi-level marketing strategy.  The success of a multi-level marketing force is highly dependent upon our ability to offer a commission structure and sales incentive program that enables our business associates to recruit and develop other business associates to create an organization.  To compete with other multi-level marketing organizations, we may be required to increase our marketing costs through increases in commissions, sales incentives or other features, any of which could adversely impact our future earnings.

There is a high rate of turnover among business associates, which is a characteristic of the network marketing business. The loss of a significant number of business associates for any reason could negatively impact sales of Credits and could impair our ability to attract new business associates. In addition, the level of confidence of the business associates in our ability to perform is an important factor in maintaining and growing our business associate network.  Adverse publicity or financial developments concerning the Company, could adversely affect our ability to maintain the confidence of our business associates.

Our business associates may not comply with our policies and procedures.

Our business associates are independent contractors and, accordingly, we are not in a position to directly provide the same direction, motivation and oversight as we would if the business associates were employed by the Company. As a result, there can be no assurance that our business associates will participate in our marketing strategies or plans or comply with our Business Associate Policies and Procedures and Terms and Conditions.

Extensive federal, state and local laws regulate our business and network marketing program. Because we conduct operations in foreign countries, our policies and procedures for our business associates differ due to the different legal requirements of each country in which we do business. While we have implemented business associate policies and procedures designed to govern business associate conduct and to protect the goodwill associated with our trademarks and trade names, it can be difficult to enforce these policies and procedures because of the large number of business associates and their independent status. Violations by our independent business associates of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our operations and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our independent business associates.

We may not be successful in developing brand awareness, which is critical to our business.

We believe that brand recognition is critical to our business. Development and awareness of our brand will depend largely on our ability to increase our business associate network and customer base. If business associates and consumers do not perceive us as offering an entertaining and/or efficient way to purchase merchandise, we may be unsuccessful in promoting and maintaining our brand. To promote our brand, we expect to continue to recruit new business associates, incent existing business associates and to increase our marketing and advertising budgets. Since a significant percentage of our cost of sales is the commissions paid to our business associates, we anticipate that, relative to some of our competitors, a smaller percentage of our gross revenue will be available for marketing or promotional activities.  Failure to successfully promote our brand in a cost effective manner could significantly harm our business and financial condition.

We may not be able to maintain the competitive bidding environment critical to our business model.

Our business model relies upon our generation of a competitive bidding environment involving numerous active bidders.  If we are unable to maintain such an environment for any reason, we anticipate that our revenue associated activities other than actually purchasing merchandise (i.e., viewing prices on Xpress auction and submitting bids on Unique Bid auction) would generally decrease and, as a result, the price discount realized on purchased merchandise would also generally decrease.  We believe our success depends in part on our ability to offer merchandise that enjoys wide demand by consumers. Consumers’ tastes are subject to frequent, significant and sometimes unpredictable changes. If the merchandise we offer for sale fails to generate brand consumer interest, our revenues and gross margins could be negatively impacted.  Any reduction in the price discounts actually realized by auction participants might further discourage an active bidding environment.

We may not be successful in procuring and auctioning merchandise in a manner that generates positive gross margins.

We currently purchase a considerable amount of merchandise to be sold in our auctions, and in doing so assume the inventory and price risks of this merchandise. These risks are especially significant because most of the merchandise we sell is subject to rapid technological change, obsolescence and price erosion. Our success will depend in part on our ability to sell such inventory rapidly through our websites. We also rely heavily on the ability of our staff to purchase inventory at attractive prices relative to resale value.

Due to the inherently unpredictable nature of our auction style format, it is impossible for us to determine with certainty whether the revenue we generate in connection with each sale item will exceed the price we pay for the item.  Further, because the ultimate sales prices for the merchandise sold in our auctions generally are lower than the acquisition costs for the merchandise, we cannot be certain that we will sell enough Credits to achieve positive gross margins on any given sale. If we are unable to sell our purchased inventory rapidly, if our staff fails to purchase inventory at attractive prices relative to resale value at auction, or if we fail to predict with accuracy the resale prices and Credits purchased for our purchased merchandise, we may sell our inventory at a negative gross margin which would negatively impact our profitability.

We may not be able to sustain or grow our business unless we keep up with rapid technology changes.

The Internet and electronic commerce industries are characterized by:

•	changes in consumer demands;

•	frequent introductions of new services or products that embody new technologies.

•	rapidly changing technology; and

•	evolving industry standards and practices that could render our websites and proprietary technology obsolete.

Our future performance may depend, in part, on our ability to develop, license and/or acquire leading technologies, enhance our existing services and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. Developing websites and other proprietary technology involves significant technological and business risks. We also cannot assure you that we will be able to successfully use new technologies or adapt our websites and proprietary technology to emerging industry standards. We may not be able to remain competitive or sustain growth if we do not adapt to changing market conditions or customer requirements.

Customer complaints, negative publicity or our security measures could diminish use of our services.

Customer complaints, negative publicity or poor customer service, which is fairly common with any network marketing or Internet related business, could severely diminish consumer confidence in and use of our services. If we fail to consistently deliver high quality inventory (brand new, newest model, full warranty, from the world’s leading manufacturers, or if there are rumors, articles, reviews or blogs that indicate or suggest that we have failed to consistently deliver such merchandise, customer participation in our auctions could decrease.  Similarly, measures we sometimes take to combat risks of fraud and breaches of privacy and security have the potential to damage relations with our customers or decrease activity on our sites by making our sites more difficult to use or restricting the activities of certain users. Negative publicity about, or negative experiences with, customer support for any of our businesses could cause our reputation to suffer or affect consumer confidence in our brands as a whole.

System failures could harm our business.

We have experienced short system failures from time to time, and any interruption in the availability of our websites will reduce our current revenues and profits, could harm our future revenues and profits, and could subject us to regulatory scrutiny. Any unscheduled interruption in our services results in an immediate, and possibly substantial, loss of revenues. Frequent or persistent interruptions in our services could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our sites, and could permanently harm our reputation and brands.

Although our systems have been designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences through worldwide redundant servers, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks, and similar events. Our systems are also subject to break-ins, sabotage, and intentional acts of vandalism. Despite any precautions we may take, the occurrence of a natural disaster, a decision by any of our third-party hosting providers to close a facility we use without adequate notice for financial or other reasons, or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. We do not carry business interruption insurance sufficient to compensate us for losses that may result from interruptions in our service as a result of system failures.

Any interruptions in Internet service could harm our business.

Our customers rely on access to the Internet to access our products and services. Interference with our offerings or higher charges for access to our offerings, whether paid by us or by our customers, could cause us to lose existing customers, impair our ability to attract new customers, and harm our revenue and growth.

The success of our services also depends largely on the continued availability of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” malware and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services.

We face risks in connection with our relationships with our credit card processors.

We currently have agreements in place with one credit card processor in each of the United States and Europe who process credit card transactions completed on our websites.  Pursuant to the current terms and conditions of these agreements, the processors are permitted to maintain a 20% reserve or holdback for six months on each sale processed by them. Holdbacks are the portion of the revenue from a credit card transaction that is held in reserve by the credit card processor to cover possible disputed charges, chargeback fees, and other expenses. In the event a credit card processor declares bankruptcy, encounters financial difficulties, refuses or fails to honor its contract with us for any reason or ceases operations, there can be no assurance that we would be able to access funds due to us on a timely basis, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, from time to time, these processors may increase the amount that they keep in reserve as holdbacks. Although we are entitled to receive any remaining holdback amount after a designated period of time, any increase in the holdback percentage would result in a delay in our receiving the full proceeds from the sales of products and Credits.  This would adversely affect our cash flow and financial condition.

Our ability to successful develop website enhancements and new service offerings are a significant component of our business strategy.

We are in the process of developing a new platform of websites to better provide DubLi.com shoppers with an enjoyable experience.  We are also contemporaneously seeking to expand our service offering to a wide range of entertainment products and services via streaming content downloads.  Our ability to succeed in these new offerings may require significant resources and management attention.  The success of new and enhanced offering introductions depend on several factors, including our ability to develop and complete these offerings in a timely manner, successfully promote the offerings, manage the risks associated with the offerings, make sufficient resources available to support them, secure appropriate intellectual property rights and address any quality or other defects in the early stages of introduction.  Despite the allocation of resources, there are no assurances that the new offerings will be successfully developed or accepted by our customers.

We may not be able to compete successfully.

The electronic commerce marketplace is rapidly evolving and intensely competitive, and we expect competition to intensify in the future.  We compete with a variety of other companies based upon  on the type of merchandise and the sales format they offer to customers. These competitors include, but are not limited to:

•	online bidding fee auction websites such as Swoopo, Beezid and Zapadeal;

•	various standard, online auction websites such as eBay.com, Bidz.com and uBid.com; and

•	a number of e-commerce companies focused primarily on excess and overstock products with fixed price formats, including Amazon.com, Overstock.com, Shopping.com, eCost.com, and SmartBargains.com.

We believe our ability to effectively compete is contingent upon our ability to make customers aware of our service offering, provide an enjoyable shopping experience and provide customers with an opportunity to purchase high quality merchandise at a potential, significant discount to prevailing market prices.

Many of our potential competitors have significantly greater brand awareness and greater financial, marketing, customer support, technical and other resources than we have.  These competitors, especially competitors with good brand recognition, could develop online auctions that are similar to our online auctions.  We believe that there are only a limited number or factors that restrict or discourage competitors from seeking to directly compete with us.

Competitors may be able to secure merchandise from suppliers on more favorable terms than we are able to. They may also be able to respond more quickly to changes in customer preferences or devote greater resources to developing and promoting their merchandise. Some of our current and potential competitors have established or may establish cooperative relationships among themselves or directly with suppliers to obtain exclusive or semi-exclusive sources of merchandise.

We may fail to compete successfully against current and future competitors. Increased competition could reduce our revenues, operating margins and/or diminish the value of our brand.

Our auctions may be subject to regulation as a form of gaming in certain jurisdictions.

Although the Company had sought to structure all of its auctions so that they are not regulated as a form of “gaming” or a “lottery”, there can be no assurances that the regulatory authorities of any country, state, county or municipality will not assert the view that the Company’s Unique Bid auctions constitute some form of “gaming” or a “lottery”, subject to regulation and/or prohibited by such regulatory entity.  The laws, regulations and case law defining and governing “gaming” and “lotteries”, especially in the context of electronic commerce, are generally regarded as an “emerging” area of the law, apparently subject to less than certain and often divergent interpretations, vary from jurisdiction to jurisdiction, and are subject to varying levels of enforcement.  Given the regulatory landscape, the Company risks violating the laws of a particular country, state, county or municipality, even in those jurisdictions where it believes it has conducted considerable legal research and/or secured an independent legal opinion.  In certain instances, the Company has sought to limit its activities and its business associates’ activities in such jurisdictions.  If the Unique Auction were deemed to be a form of gambling or lottery or otherwise subject to regulation, the Company could be potentially subject to a range of penalties, injunctive actions and/or fines.  In addition, even if the Company believed it was not properly subject to such regulations, it might be compelled or deem it in the best interest of the Company to suspend future auctions in the subject jurisdiction.

Current and future laws could affect our auctions business.

Numerous states and foreign jurisdictions have regulations governing the conduct of traditional “auctions” and the liability of traditional “auctioneers” in conducting auctions. These types of regulations may become applicable to online auction sites. We are aware that several states and some foreign jurisdictions have attempted to impose such regulations on other companies operating online auction sites or on the users of those sites. Attempted enforcement of these laws appears to be increasing and such attempted enforcements could harm our business.  In addition, some states have laws or regulations that do expressly apply to online auction site services. We may incur costs in complying with these laws. We may, from time to time, be required to make changes in our business that may increase our costs, reduce our revenues, and cause us to prohibit the listing of some items in certain locations, or make other changes that may adversely affect our auctions business.

Our network marketing program could be found to be not in compliance with current or newly adopted laws or regulations in one or more markets.

Our network marketing program is subject to a number of federal and state regulations administered by the FTC and various state agencies in the United States as well as regulations on direct selling in foreign markets administered by foreign agencies. We are subject to the risk that, in one or more markets, our network marketing program could be found not to be in compliance with applicable law or regulations. Regulations applicable to network marketing organizations generally are directed at preventing fraudulent or deceptive schemes, often referred to as “pyramid” or “chain sales” schemes, by ensuring that product sales ultimately are made to consumers and that advancement within an organization is based on sales of the organization’s products rather than investments in the organization or other non-retail sales-related criteria. The regulatory requirements concerning network marketing programs do not include “bright line” rules and are inherently fact-based, and thus, even in jurisdictions where we believe that our network marketing program is in full compliance with applicable laws or regulations governing network marketing systems, we are subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change. The failure of our network marketing program to comply with current or newly adopted regulations could negatively impact our business in a particular market or in general.

New and existing regulations could harm our business.

We are subject to foreign and domestic laws regulating the conduct of business on and off the Internet. It is not always clear how existing laws governing issues such as gaming, multi-level marketing, wire transfers, property ownership, copyrights, trademarks and other intellectual property issues, parallel imports and distribution controls, taxation, libel and defamation, and personal privacy apply to online businesses such as ours. The majority of these laws were adopted prior to the advent of the Internet and electronic commerce and, as a result, do not contemplate or address the unique issues of the Internet and electronic commerce. Those laws that do reference the Internet, such as the U.S. Digital Millennium Copyright Act and the European Union’s Directives on Distance Selling and Electronic Commerce, are being interpreted by the courts, but their applicability and scope remain uncertain. Furthermore, as our activities and the types of goods and services listed on our websites expand regulatory agencies or courts may claim or hold that we or our users are subject to licensure or prohibited from conducting our business in their jurisdiction, either generally or with respect to certain actions (e.g., the sale of real estate, event tickets, cultural goods, boats and automobiles).

As we expand and localize our international activities, we become obligated to comply with the laws of the countries or markets in which we operate. In addition, because our services are accessible worldwide, and we facilitate sales of goods to users worldwide, one or more jurisdictions may claim that we or our users are required to comply with their laws based on the location of our servers or one or more of our users, or the location of the product or service being sold or provided in an ecommerce transaction. Laws regulating Internet and ecommerce companies outside of the U.S. may be less favorable than those in the U.S., giving greater rights to consumers, competitors or users. Compliance may be more costly or may require us to change our business practices or restrict our service offerings, and the imposition of any regulations on our users may harm our business. In addition, we may be subject to overlapping legal or regulatory regimes that impose conflicting requirements on us. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to significant fines to bans on our services.

Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future.

Although we have all-risk property insurance for our operating properties covering damage caused by a casualty loss (such as fire, natural disasters or certain acts of terrorism), each policy has certain exclusions. In addition, our property insurance coverage is in an amount that may be less than the expected full replacement cost of rebuilding the facilities if there were a total loss. Our level of insurance coverage may be inadequate to cover all possible losses in the event of a major casualty. In addition, certain casualty events, such as labor strikes, nuclear events, loss of income due to cancellation of room reservations or conventions due to fear of terrorism, or damage resulting from deterioration or corrosion, insects or animals and pollution, might not be covered under our policies. Therefore, certain acts and events could expose us to substantial uninsured losses. In addition to the damage caused to our properties by a casualty loss, we may suffer business disruption as a result of these events or be subject to claims by third parties who were injured or harmed. While we carry general liability insurance we do not carry business interruption insurance, this insurance may not continue to be available on commercially reasonable terms and, in any event, may not be adequate to cover all losses.

We are exposed to fluctuations in currency exchange rates and interest rates.

Because more than 40% of our revenue is generated in currencies other than the U.S. dollar but we report our financial results in U.S. dollars, we face exposure to adverse movements in currency exchange rates. If the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions will result in decreased net revenues and net income.  We are also subject to currency exchange risks in connection with our purchase and sale of dollars and Euros in the ordinary course of our business to meet our obligations to our business associates and other creditors.

There are many risks associated with our international operations.

Our international expansion has been rapid and our international business, especially in Germany and Australia, is critical to our revenues and profits. Net revenues outside the U.S. accounted for approximately 40% of our net revenues in both fiscal year 2009 and the first six months of 2010. Expansion into international markets requires management attention and resources and requires us to localize our services to conform to local laws, cultures, standards, and policies. The commercial, Internet, and transportation infrastructure in lesser-developed countries may make it more difficult for us to replicate our traditional auction business model. In many countries, we compete with local companies that understand the local market better than we do, and we may not benefit from first-to-market advantages. We may not be successful in expanding into particular international markets or in generating revenues from foreign operations.

As we continue to expand internationally, including through the expansion our auction site and rewards mall platforms, we are increasingly subject to risks of doing business internationally, including the following:

•	strong local competitors;

•
regulatory requirements, including regulation of Internet services, communications, auctioneering, professional selling, distance selling, privacy and data protection, banking, and money transmitting, that may limit or prevent the offering of our services in some jurisdictions, prevent enforceable agreements between sellers and buyers, prohibit the listing of certain categories of goods, require product changes, require special licensure, subject us to various taxes, penalties or audits, or limit the transfer of information between us and our affiliates;

•	cultural ambivalence towards, or non-acceptance of, online trading;

•	laws and business practices that favor local competitors or prohibit foreign ownership of certain businesses;

•	difficulties in integrating with local payment providers, including banks, credit and debit card networks, and electronic fund transfer systems or with the local telecommunications infrastructure;

•	differing levels of retail distribution, shipping, communications, and Internet infrastructures;

•	difficulties in staffing and managing foreign operations;

•	difficulties in implementing and maintaining adequate internal controls;

•	longer payment cycles, different accounting practices, and greater problems in collecting accounts receivable;

•	potentially adverse tax consequences, including local taxation of our fees or of transactions on our websites;

•	higher telecommunications and Internet service provider costs;

•	different and more stringent user protection, data protection, privacy and other laws;

•	expenses associated with localizing our products, including offering customers the ability to transact business in the local currency;

•	profit repatriation restrictions, foreign currency exchange restrictions, and exchange rate fluctuations;

•	volatility in a specific country’s or region’s political, economic or military conditions;

•	challenges associated with maintaining relationships with local law enforcement and related agencies; and

•	differing intellectual property laws.

Some of these factors may cause our international costs of doing business to exceed our comparable domestic costs. As we expand our international operations and have additional portions of our international revenues denominated in foreign currencies, we also could become subject to increased difficulties in collecting accounts receivable, repatriating money without adverse tax consequences, and risks relating to foreign currency exchange rate fluctuations. The impact of currency exchange rate fluctuations is discussed in more detail under the caption “We are exposed to fluctuations in currency exchange rates and interest rates,” above.

We conduct certain functions, including product development, customer support and other operations, in regions outside the U.S. We are subject to both U.S. and local laws and regulations applicable to our offshore activities, and any factors which reduce the anticipated benefits, including cost efficiencies and productivity improvements, associated with providing these functions outside of the U.S. could adversely affect our business.

We may be liable if third parties misappropriate our customers’ personal information.

If third parties are able to penetrate our network security or otherwise misappropriate our customers’ personal information or credit card information, or if we give third parties improper access to our customers’ personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. This liability could also include claims for other misuse of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses from the introduction of new regulations regarding the use of personal information or from government agencies investigating our privacy practices.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

We may be subject to product liability claims that could be costly and time consuming.

We sell products manufactured by third parties, some of which may be defective. If any product that we sell were to cause physical injury or injury to property, the injured party or parties could bring claims against us as the retailer of the product. Our insurance coverage may not be adequate to cover every possible claim asserted.

Unless BSP’s ability to generate cash from operations improves, BSP will need to secure additional capital to maintain its operations as planned.

BSP has generated losses since inception and is not projected to generate income in the near future.  BSP’s operations have historically been primarily funded by the sales of equity capital and loans from related parties. Unless BSP’s ability to generate cash from operations improves, it will need additional capital to maintain its operations as planned. BSP has not secured alternative sources of capital and there can be no assurance that it will be able secure additional capital or secure additional capital on favorable terms if needed.  The failure of BSP to obtain additional capital could have a material adverse effect on its operations and financial condition.

To become profitable, BSP may need to expand or improve its marketing efforts.

We believe that in order for BSP to attain profitability it will, among other things, need to significantly expand the number of merchants and customers utilizing its services.  We further believe that such an expansion will likely require us to either materially increase our already considerable marketing efforts and/or develop and implement more effective marketing strategies.  We are currently in the process of evaluating what amount of capital to devote to BSP’s business and whether BSP should and/or could expand or improve its marketing efforts.

Risks Related to Our Intellectual Property

Our inability to adequately protect our proprietary technology could adversely affect our business.

Our proprietary technology is one of the keys to our performance and ability to remain competitive. We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights. Although we believe that our DubLi trade name and our logo have certain intellectual property protections, our competitors or others could adopt product or service names similar to “DubLi” or our other service marks or trademarks. In addition, in light of the fact that some of our auction services are “white-labeled” (i.e. the auction portals are hosted by companies, associations, affinity groups or non-profit organizations rather than DubLi), our trade name protection may not prove to be sufficient to distinguish us from our competitors.  Any of the foregoing might impede our ability to build brand identity and could lead to customer confusion. Our inability to protect our service mark or trademarks adequately could adversely affect our business and financial condition, and the value of our brand name and other intangible assets.

All of the software that we use to provide our auction services was specifically developed by DubLi and, accordingly, we believe we have certain proprietary rights to the software.  We rely on copyright laws to protect our proprietary software and trade secret laws to protect the source code for our proprietary software. We generally enter into agreements with our employees and consultants and limit access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our proprietary information may not prevent misappropriation of our technology, and the agreements we enter into for that purpose might not be enforceable. A third party might obtain and use our software or other proprietary information without authorization or develop similar software independently. It is difficult for us to police the unauthorized use of our technology, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other transmitted data. In addition, we do not believe that the process of conducting online reverse auctions is protected or protectable under the intellectual property laws of the major markets we serve.  The laws of other countries may not provide us with adequate or effective protection of our intellectual property.

We may infringe on third party intellectual property rights and could become involved in costly intellectual property litigation.

Other parties claiming infringement by our software, processes or other aspects of our business could sue us.  We are not currently involved in any suit that would have a material effect on our business. However, any future claims, with or without merit, could impair our business and financial condition because they could:

•	result in significant litigation costs;

•	divert the attention of management;

•	divert resources; or

•	require us to enter into royalty and licensing agreements that may not be available on terms acceptable to us or at all.

In the future, we may also file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Litigation over these issues, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could reduce our profitability.

Other Risks Related to Our Company

If we were to lose the services of our senior management team, we may not be able to execute our business strategy.

Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, our Chief Executive Officer Michael Hansen, our Chief Operating Officer Kent L. Holmstoel and our General Counsel Andreas Kusche are critical to the overall management of the Company as well as the development of our business plan, our culture and our strategic direction. All of our executive officers and key employees are at-will employees, and we do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could seriously harm our business.

If we do not improve our internal controls and systems, our business may suffer and the value of our shareholders’ investment may be harmed.

We maintain and are seeking to continue to improve upon a system of internal controls.  As of the end of the second quarter of 2010, management identified certain material weaknesses in our system of internal controls, including, but not limited issues arising in connection with the integration of systems and procedures following the Merger.  See Part I, Item 4T of this Form 10-Q for further discussion of the identified weaknesses.  We are taking remedial measures to correct such control deficiencies and expect to devote significant resources to improving our internal controls.  These remedial measures include the measures discussed in Part 1, Item 4T of this Form 10-Q.  We expect to continue to evaluate our controls and make improvements as necessary.  However, we cannot be certain that these measures will ensure that our controls are adequate in the future or that the controls will be effective in preventing fraud or material misstatement. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results and fraud may be easier to perpetrate on us. Any failures in the effectiveness of our internal controls could have a material adverse effect on our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on our stock price.

Failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business.

As a public company, we are required to document and test our internal financial control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act.  Section 404 requires annual management assessments of the effectiveness of our internal control over financial reporting and is expected to require a report by our independent auditors starting with our Annual Report on Form 10-K for the fiscal year ending September 30, 2010 that both addresses management’s assessments and provides for the independent auditor’s assessment of the effectiveness of our internal control over financial reporting. During the course of our testing, we may identify inaccuracies or deficiencies in our financial reporting that could require revisions to or restatement of prior period results. Testing and maintaining internal control over financial reporting also will involve significant costs and can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that our internal control over financial reporting is effective in accordance with Section 404, and our independent registered public accounting firm may not be able or willing to issue a favorable assessment of our conclusions. Failure to achieve and maintain an effective internal control environment could harm our operating results and could cause us to fail to meet our reporting obligations and could require that we restate our financial statements for prior periods, any of which could cause investors to lose confidence in our reported financial information and cause a decline, which could be material, in the trading price of our Common Stock.

Our current management team has very limited experience in operating a public company and complying with public company obligations.

Our current management team has limited experience in operating a publicly traded company in the United States.  As a public company, we are subject to a number of requirements, including the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002. These requirements might place a strain on our systems and resources and, as a result, our management’s attention might be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and operating results.

We are significantly influenced by two persons that beneficially own and control a significant majority of our Common Stock.

Through their beneficial ownership of all of the outstanding shares of our Series A Preferred Stock, Michael Hansen, our CEO and President, and Michel Saouma have the power to direct the voting of  all of our outstanding Preferred Stock, and, upon conversion of the Series A Preferred Stock, will beneficially own  and have the power to direct the voting of a supermajority of our Common Stock, based upon the number of shares outstanding as of May 24, 2010.  Mr. Hansen is also expected to become a member of our board of directors in the near future.  Accordingly, Mr. Hansen and Mr. Saouma have the power to influence or control the outcome of important corporate decisions or matters submitted to a vote of our shareholders. Although Mr. Hansen owes the Company certain fiduciary duties as an executive officer of the Company, the interests of Mr. Hansen and Mr. Saouma here may conflict with, or differ from, the interests of other holders of our Common Stock. For example, Mr. Hansen and Mr. Saouma could unilaterally decide to replace our existing board of directors with new directors even if such change was not supported by most of the other shareholders.  Mr. Hansen and Mr. Saouma may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as Mr. Hansen and Mr. Saouma have the power to vote a substantial number of shares of our Common Stock, they will have the power to significantly influence and/or control all our corporate decisions and will be able to effect or inhibit changes in control of the Company.

Some additional factors might inhibit changes in control of the Company

In addition to the items referenced in the preceding paragraph, the following factors could prevent or discourage a change in control of the Company when it is deemed desirable by beneficial shareholders other than Mr. Michael Hansen or Mr. Michel Saouma:

•
The board of directors of the Company has the power or could secure the power  (pursuant to a shareholder consent process that Mr. Hansen and Mr. Saouma could control) to issue additional shares of preferred stock;

•	The Company is in the process of seeking to increase the Company’s authorized capital to 500,000,000 shares of Common Stock,

The power to issue additional shares of preferred stock or Common Stock could, in some situations, have the effect of discouraging and/or rendering more difficult a merger, tender offer, proxy contest or other attempt to obtain control of the Company.  This may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have no independent members of our Board of Directors or an independent audit committee.

Our Board of Directors is comprised of one person, who is employed by the Company.  Accordingly, none of our directors is “independent” using the definition set forth in the NASDAQ Marketplace Rules.  We also do not have an independent audit committee.  Although our directors are subject to the fiduciary duties imposed on Board members pursuant to Nevada law, our shareholders do not have the protection afforded by independent directors and an independent audit committee which are some of the traditional procedural safeguards that protects the interests of minority shareholders.  Our lack of independent directors on our board of directors may also make decisions of our board of directors more prone to legal claims or shareholder criticism than if made by a board of directors with independent board members.

Acquisitions and joint ventures could result in operating difficulties, dilution, and other harmful consequences.

We have acquired a number of businesses in the past, including, most recently, our merger of MediaNet Group and CG Holdings and its Subsidiaries.   We expect to continue to evaluate and consider a wide array of potential strategic transactions, including business combinations, acquisitions and dispositions of businesses, technologies, services, products and other assets. At any given time we may be engaged in discussions or negotiations with respect to one or more of these types of transactions. Any of these transactions could be material to our financial condition and results of operations. The process of integrating any acquired business may create unforeseen operating difficulties and expenditures and is itself risky. The areas where we may face difficulties include:

•
diversion of management time, as well as a shift of focus from operating the businesses to issues related to integration and administration, particularly given the varying scope of our recent acquisitions;

•
declining employee morale and retention issues resulting from changes in, or acceleration of, compensation, or changes in management, reporting relationships, future prospects, or the direction of the business;

•
the need to integrate each company’s accounting, management, information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

•	the need to implement controls, procedures and policies appropriate for a public company at companies that prior to acquisition had lacked such controls, procedures and policies;

•
in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries;

•	in some cases, the need to transition operations, users, and customers onto our existing platforms; and

•
liability for activities of the acquired company before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

Moreover, we may not realize the anticipated benefits of any or all of our acquisitions, or may not realize them in the time frame expected. Future acquisitions or mergers may require us to issue additional equity securities, spend our cash, or incur debt, liabilities, and amortization expenses related to intangible assets or write-offs of goodwill, any of which could reduce our profitability and harm our business.  To the extent we have sufficient authorized but unissued shares of Common Stock and Preferred Stock, we may not need to secure shareholder approval prior to making any equity issuances for such purposes.

In addition, we may make certain investments, including through joint ventures, in which we have a minority equity interest and lack management and operational control. These investments may involve risks. For example, the controlling joint venture partner in a joint venture investment may have business interests, strategies or goals that are inconsistent with ours, and business decisions or other actions or omissions of the controlling joint venture partner or the joint venture company may result in harm to our reputation or adversely affect the value of our investment in the joint venture.

Our business and users may be subject to sales tax and other taxes.

The application of indirect taxes (such as sales and use tax, value-added tax (VAT), goods and services tax, business tax, and gross receipt tax) to ecommerce businesses and to our users is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the growth of the Internet and ecommerce. In many cases, it is not clear how existing statutes apply to the Internet or ecommerce or communications conducted over the Internet. In addition, some jurisdictions have implemented or may implement laws specifically addressing the Internet or some aspect of electronic commerce or communications on the Internet. For example, the State of New York has passed legislation that requires any out-of-state seller of tangible personal property to collect and remit New York use tax if the seller engages affiliates above certain financial thresholds in New York to perform certain business promotion activities. Several ecommerce companies are challenging this new law, which was recently upheld by a lower level New York court. Some states are considering similar legislation related to affiliate activities. The proliferation of such state legislation could adversely affect us at some point in the future and indirectly harm our business.

Several proposals have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services or communications through the Internet. These proposals, if adopted, could substantially impair the growth of ecommerce and our brands, and could diminish our opportunity to derive financial benefit from our activities. The U.S. federal government’s moratorium on state and local taxation of Internet access or multiple or discriminatory taxes on ecommerce was extended through November 2014. This moratorium does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting certain taxes that were in effect prior to the enactment of the moratorium and/or one of its extensions.

One or more states or the federal government or foreign countries may seek to impose a tax collection, reporting or record-keeping obligation on companies that engage in or facilitate ecommerce. Such an obligation could be imposed by legislation intended to improve tax compliance (and legislation to such effect has been discussed in the U.S. Congress, several states, and a number of foreign jurisdictions.) One or more other jurisdictions may also seek to impose tax-collection or reporting obligations based on the location of the product or service being sold or provided in an ecommerce transaction, regardless of where the respective users are located. Imposition of a discriminatory record keeping or tax collecting requirement could decrease seller activity on our sites and would harm our business

We pay input VAT on applicable taxable purchases within the various countries in which we operate. In most cases, we are entitled to reclaim this input VAT from the various countries. However, because of our unique business model, the application of the laws and rules that allow such reclamation is sometimes uncertain. A successful assertion by one or more countries that we are not entitled to reclaim VAT could harm our business.

The Dubli.com Investors may not agree to participate in the Tender Offer.

There can be no assurance that the terms of Tender Offer, when made, will be acceptable to any or all of the DubLi.com, LLC Investors.   Notwithstanding the Company’s view that  DubLi.com, LLC’s discontinued, standard, on-line auction business has virtually no value and the Company’s views regarding the long term value of its Common Stock, the Company anticipates that certain of the DubLi.com, LLC Investors will want to receive in the Tender Offer securities with a perceived market value at least as great as such shareholder’s perception of the value of its investment in DubLi.com, LLC, which may be substantially more than or less than its actual cash investment in DubLi.com, LLC.  There can be no assurance that the Tender Rate offered by the Company will meet or exceed each or any DubLi.com, LLC Investors’ expectations at the time of the Tender Offer.   Since substantially all of the DubLi.com LLC Investors are business associates of the Company’s existing reverse-auction business, the Company also faces the risk that if the Tender Offer is not completed on terms perceived as attractive to certain of the DubLi.com LLC Investors, they might cease to serve as a business associate of the Company.  The Company also recognizes that certain DubLi.com, LLC investors might, in an effort to improve their personal negotiating position with the Company or DubLi.com, LLC,   seek to make threats or file legal claims against the Company, DubLi.com, LLC or either of their directors or officers.  The Company intends to contest any such threat or claim and offer each and every DubLi.com, LLC Investors the exact same Tender Rate.

Risks Related To Our Common Stock

Broker-dealers may be discouraged from effecting transactions in our Common Stock because they are considered a penny stock and are subject to the penny stock rules.

Our Common Stock currently constitutes “penny stock”. Subject to certain exceptions, for the purposes relevant to us, “penny stock” includes any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.” In particular, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse), must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

As an issuer of “Penny Stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this particular safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

We have a limited market for our securities.

Although certain market makers facilitate trades of our  Common Stock on the Over The Counter Bulletin Board (“OTCBB”), there is currently a limited market for shares of our Common Stock and we cannot be certain that an active market will develop. The lack of an active public market could have a material adverse effect on the price and liquidity of our Common Stock.  Broker-dealers often decline to trade in OTCBB stocks given that the market for such securities is often limited, the stocks are more volatile, and the risk to investors is greater. Consequently, selling our Common Stock may be difficult because smaller quantities of shares can be bought and sold, transactions can be delayed and securities analyst and news media coverage of our Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our Common Stock as well as lower trading volume. Investors should realize that they may be unable to sell shares of our Common Stock that they purchase. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our Common Stock.

The market price of our Common Stock is volatile.

The market price of our Common Stock is volatile, and this volatility may continue. For instance, between March 31, 2009 and March 31, 2010, the closing bid price of our Common Stock, as reported on the markets on which our securities have traded, ranged between $0.03 and $0.90. Numerous factors, many of which are beyond our control, may cause the market price of our Common Stock to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

•	changes in financial estimates by us or by any securities analysts who might cover our stock;

•	speculation about our business in the press or the investment community;

•	significant developments relating to our relationships with our business associates, customers or suppliers;

•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the web-based industry;

•	customer demand for our products;

•	general economic conditions and trends;

•	major catastrophic events;

•	changes in accounting standards, policies, guidance, interpretation or principles;

•	loss of external funding sources;

•	sales of our Common Stock, including sales by our directors, officers or significant stockholders;

•	additions or departures of key personnel.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our Common Stock and other interests in our company at a time when you want to sell your interest in us.

We do not intend to pay cash dividends on our Common Stock in the foreseeable future.

Our policy is to retain earnings to provide funds for the operation and expansion of our business and, accordingly, we have never declared or paid any cash dividends on our Common Stock or other securities and do not currently anticipate paying any cash dividends in the foreseeable future. Consequently, shareholders will need to sell shares of our Common Stock to realize a return on their investments, if any and this capital appreciation, if any, will be a shareholder’s sole source of gain from an investment in the Common Stock. The declaration and payment of dividends by us are subject to the discretion of our Board of Directors and the restrictions specified in our articles of incorporation and by applicable law. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

The rights of the holders of Common Stock may be impaired by the potential issuance of Preferred Stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock., which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our Common Stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

SELECTED FINANCIAL DATA OF CG HOLDINGS LIMITED

The selected consolidated statement of operations data for the years ended September 30, 2009 and September 30, 2008, and balance sheet data as of September 30, 2009 and September 30, 2008, are derived from CG’S audited consolidated financial statements included as an exhibit to this information statement.

This selected financial data and the discussion under “DUBLI MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” speaks as of September 30, 2009 and is being provided pursuant to certain Schedule 14C requirements designed to provide our shareholders with the information that they would have received if they had been entitled to vote with respect to the Merger.  Please refer to the Company’s quarterly reports on Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010 for more recent financial information for the Company and DubLi on a consolidated basis.

STATEMENT OF OPERATIONS DATA :	Years Ended September 30,
	2009	2008
Revenues	$14,507,755
Direct Cost of revenues	9,743,485
Gross Profit	4,764,270
Operating Expenses	4,258,764	$3,250
Income (loss) from operations	505,506	(3,250)
Interest income	3,038	-
Income before taxes	508,544	(3,250)
Provision for income taxes	287,838	-
Income (loss) from continuing operations	220,706	(3,250)
Loss from operations of discontinued segment	(1,980,285)	-
Net loss from operations	(1,759,579)	(3,250)
Foreign currency translation gain (loss)	(14,177)	-
Comprehensive Loss	$(1,773,756)	$(3,250)

Earnings (loss) per share:
Continuing operations- basic and diluted	$220.71	-
Discontinued operations- basic and diluted	$(1,980.29)	-
Weighted average number of shares outstanding during the period - basic and diluted	1,000	-

BALANCE SHEET DATA	September 30,
	2009	2008
Assets
Current Assets	$3,758,502	$-
Property and equipment, net	88,113
Other Assets	280,622
Total Assets	$4,127,237	$-

Liabilities and Stockholders’ Deficit
Current Liabilities	$5,896,599	$-
Total stockholders’ equity (deficit)	(1,769,362)	-
Total liabilities and stockholders’ equity (deficit)	$4,127,237	$-

DUBLI MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION  AND RESULTS OF OPERATIONS

All references under this caption to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger Agreement refer to CG Holdings Limited and its subsidiaries and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to Medianet Group Technologies, Inc. and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

The discussion set forth below is based on the audited consolidated financial statements of CG Holdings Limited as of September 30, 2009, CG Holdings Limited initial year of operations.

Forward-Looking Statements

The discussion contained herein contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ significantly from those discussed herein.  These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “the Company believes,” “management believes” and similar language.  The forward-looking statements reflect our current view about future events and are subject to risks, uncertainties and assumptions.  We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement.  The following important factors could prevent us from achieving our goals and cause the assumptions underlying the forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements:

•	our inability to establish a maintain a large growing base of business associates;

•	our inability to develop brand awareness for our online auctions;

•	our failure to maintain the competitive bidding environment for our online auctions;

•	our failure to adapt to technological change;

•	an assertion by a regulatory agency that one ore more of our auctions constitute some form of “gaming” or a “lottery”;

•	increased competition;

•	increased operating costs;

•	changes in legislation applicable to our business; and

•	our failure to improve our internal controls.

See also the risks discussed in under the heading “Risk Factors” in Part II, Item 1A and those discussed in other documents we file with the Securities and Exchange Commission.

However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this 10-Q. We do not undertake to update any forward-looking statement, except as required by law.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Critical Accounting Policies

The discussion and analysis of CG’s financial condition presented in this section are based upon the audited financial statements of CG for the period ended September 30, 2009, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements, CG was required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an ongoing basis, CG evaluates its estimates and judgments, including those related to investments, fixed assets, deferred revenue, income taxes and other contingencies. CG bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” CG identified the most critical accounting principles upon which its financial status depends. CG determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. CG presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Off-Balance Sheet Arrangements.

CG has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. CG has not entered into any derivative contracts that are indexed to CG shares and classified as shareholder’s equity or that are not reflected in CG’s financial statements. Furthermore, CG does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. CG does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to CG or engages in leasing, hedging or research and development services with CG.

Inflation.

CG believes that inflation has not had a material effect on its operations to date.

Accounting Principles

 The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Recent Authoritative Accounting Pronouncements

 In September 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 605-25, Revenue Recognition - Multiple-Deliverable Revenue Arrangements. This guidance addresses how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after December 15, 2009 but may be early adopted as of the beginning of an annual period. CG is currently evaluating the effect that this guidance will have on its consolidated financial position and results of operations, if any.

Foreign Currency

 Financial statements of foreign subsidiaries operating in other than highly inflationary economies are translated at year-end exchange rates for assets and liabilities and historical exchange rates during the year for income and expense accounts. The resulting translation adjustments are recorded within accumulated other comprehensive income or loss. Financial statements of subsidiaries operating in highly inflationary economies are translated using a combination of current and historical exchange rates and any translation adjustments are included in current earnings. Gains or losses resulting from foreign currency transactions are recorded in other expense.

Management’s Use of Estimates and Assumptions

 The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities, deferred income, accruals for incentive awards and unearned auction Credits at the date of the consolidated financial statements, and the reported amounts of revenue and expense during the reporting periods. Examples, though not exclusive, include estimates and assumptions of: loss contingencies; depreciation or amortization of the economic useful life of an asset; stock-based compensation forfeiture rates; estimating the fair value and impairment of assets; potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns; estimates of incentive awards and unearned auction Credits and determining when investment impairments are other-than temporary. CG bases its estimates on historical experience and on various assumptions that CG believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions and conditions.

Inventory

 The inventory represents merchandise purchased at cost. Inventories are stated at lower of cost or market. Cost is determined on the first-in, first-out basis. Shipping and handling costs are included in purchases for all periods presented.

Property, Software and Leasehold Improvements

 Property is recorded at cost. The cost of maintenance and repairs of equipment is charged to operating expense when incurred. Depreciation and amortization is determined based upon the assets’ estimated useful lives, and is calculated on a straight-line basis when the asset is placed in service. When the Company sells, disposes or retires equipment or replaces a leasehold improvement, the related gains or losses are included in operating results. Property is depreciated over five or seven years and begins when it is placed in service.

 Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

Estimated Useful Life

Office furniture, computer equipment and software	5 years

Leasehold improvements are recorded at cost and are amortized over the remaining lease term.

Impairment of Long-Lived Assets

 In accordance with Statement of ASC 360-10-35, Property, Plant and Equipment – Subsequent Measurement , CG reviews the carrying value of its long-lived assets, which includes property and equipment, and intangible assets (other than goodwill) annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. CG assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, an impairment loss will be recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined using available market data, comparable asset quotes and/or discounted cash flow models.  Management conducted an evaluation of long-lived assets and determined no impairments currently exist.

Revenue Recognition

 Product Sales and Services - CG recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”).  ASC 605-10 requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the selling price is fixed and determinable; and (iv) collectability is reasonably assured.  Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  CG defers any revenue for which the product has not been delivered or is subject to refund until such time that CG and the customer jointly determine that the product has been delivered or no refund will be required.

 Sales of “DubLi Credits” - Consumers bid on CG’s online auctions by purchasing “DubLi Credits” either directly on DubLi.com or from DubLi’s independent business associates who are members of the DubLi Marketing Network. All proceeds from the sales of “DubLi Credits” are recorded as deferred revenue until used by the consumer in the bidding process and the related revenue is earned.   Purchases of DubLi Credits are non-refundable after six months.  Unused Credits remaining in deferred revenue after 12 months are recorded as revenue as if earned.  Management makes this estimated adjustment to reduce the deferred revenue liability and to increase revenue recognized based upon historical statistical utilization rates.

Direct Cost of Revenues

 Included in Direct Cost of Revenues are the costs of goods sold and commissions and incentive bonuses earned by business associates on the sales of DubLi Credits.  Commissions are based upon each business associate’s volume of Credit sales and that of other business associates who are sponsored by the subject business associate. Commissions are paid business associates at the time of the sale of the Credits and are recognized as a deferred expense until the Credits are used and then are charged to expense. Incentive bonuses are paid either monthly or quarterly and the related expense is recorded when the business associate meets the stated sales goal for each particular promotional event.

Advertising and Marketing Expenses

 Advertising and marketing costs are expensed as incurred and include the costs associated with internally developed websites and other marketing programs and materials.

Selling, General and Administrative Expenses

 Selling, general and administrative expenses include costs associated with distribution activities, research and development, information technology, and other administrative costs, including finance, legal and human resource functions. Research and development is performed by in-house staff and outside consultants and those costs are expensed as incurred.

Comprehensive Income

 Comprehensive income consists of net earnings, unrealized gains or losses on investments, foreign currency translation adjustments and the effective portion of the unrealized gains or losses on derivatives. Comprehensive income is presented in the consolidated statements of shareholders’ equity and comprehensive income.

Income Taxes

 CG accounts for income taxes under ASC 740-10, Income Taxes . Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, CG evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Computation of Income and Loss per Share

 CG computes income and loss per share in accordance with ASC 260, previously SFAS No. 128, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential Common Stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. In periods in which a net loss has been incurred, all potentially dilutive shares of Common Stock are considered anti-dilutive and thus are excluded from the calculation.

Dividends

 CG’s policy is to retain earnings to provide funds for the operation and expansion of our business and not to pay dividends.

Results of Operations

Revenues

Revenues were $14,507,755 for the year ended September 30, 2009. The revenues consisted of sale of inventory through its two (2) primary auctions on the internet and the sale of DubLi Credits through its network marketing subsidiary.

As of September 31, 2009, we expected sales to increase during 2010 due to the enhancement of our auction websites and the increase in business associates.

Income / Loss

We had net income from continuing operations of $220,706 for the fiscal year ended September 30, 2009. In addition, we had a comprehensive net loss of ($1,773,755) as a result of the closure of one of our wholly owned subsidiaries consisting of a loss from operations of a discontinued segment of ($1,980,285).

We expect to gain more market share and remain profitable during the fiscal year of 2010 from continued operations as a result of improved auction websites, including a diverse and enlarged product mix and worldwide expansion along with the increase of business associates. However, there can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Expenses

Operating expenses for the twelve months ended September 30, 2009 were $4,258,764. The high operating expenses during the twelve (12) months ended September 30, 2009 were due primarily to high general administrative expenses for our initial year of operations of Xpress and Unique Bid.

Cost of Sales

We had $9,743,485 in cost of sales or approximately 67% of sales during the twelve (12) month period ended September 30, 2009. We expect the percentage of cost of sales as compared to revenues to stay somewhat consistent for the fiscal year of 2010 since these costs primarily were represented expenses for cost of inventory and commissions to business associates.

Impact of Inflation

We believe that inflation has had a negligible effect on operations during this period. We believe that we can offset inflationary increases in the cost of sales by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Cash flows provided by operating activities were $2,714,820 for the period ended September 30, 2009.  In addition to $220,706 of net income from continuing operations, other significant sources of cash during the period included a $2,577,168 increase of deferred revenue, a $1,876,605 increase in commissions payable to our business associates, a $644,292 increase of accrued incentives payable to our business associates, and a $287,838 increased in accrued liabilities.  Some of our more material uses of cash for operating activities were a $722,230 increase in restricted cash and $321,095 increase in inventory.

Cash flows used in investing activities were $352,027 for the period ended September 30, 2009.  This amount included the $250,000 in principal amount of loans we provided to MediaNet prior to the closing of the Merger.

Cash flows from financing activities were $104,299 for the period ended.  Our primary source of cash from financing authority was $832,006 of loans from related parties, and our primary use of cash was the repayment of notes from related parties ($732,150).

Overall, we have funded our cash needs from inception through September 30, 2009 with a series of loans (primarily from related parties from time to time) and equity transactions.

If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions.

Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

We had cash and cash equivalents of $2,452,865 on hand as of September 30, 2009, excluding restricted cash.  As of September 30, 2009, we projected enough cash to fund our operations for about six months. This projection was based on then current projections of cash flows from financing activities, working capital surplus and projected revenues. However, if the projected revenues had fallen short of needed capital we may not have been able to sustain our capital needs. We then would have needed to obtain additional capital through equity or debt financing to sustain operations for an additional year.

The continuation and expansion of our business is dependent on the growth of our revenues at profitable margins and/or the procurement of additional capital.  Modifications to our business plans may also require additional capital for us to operate.  There can be no assurances that we will be able to continue to maintain or grow our revenue or that we will be able to procure additional capital in the future.  In addition, there can be no assurance that additional capital will be available to us when needed or available on terms favorable to us.  If we are unable to generate or raise additional capital in the future we may need to curtail our number of product offers or limit our marketing efforts. This may result in lower revenues and market share for us.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Executive Officers

Set forth below are the names and ages of our executive officers at the Record Date.  Each of Mr. Hansen, Mr. Holmstoel and Mr. Kusche were appointed to their respective position pursuant to our agreement with CG in connection with the Merger.

Name	Age	Position
Michael B. Hansen	40	President and Chief Executive Officer and proposed Director*
Alfred Fernandez	46	Chief Financial Officer and Secretary**
Kent L. Holmstoel	50	Chief Operating Officer and proposed Chairman of the Board*
Andreas Kusche	39	General Counsel and Director
Betina Dupont Sorensen	38	Head of Marketing

*           Director Appointment expected to be effective 10 days following the date we transmit to our shareholders the information required by Rule 14f-1 pursuant to the Exchange Act.
**         As previously reported, Mr. Fernandez’s employment with the Company was terminated on July 15, 2010.  Since the Company filed its Form 8-K on July 16, 2010 announcing the termination of Mr. Fernandez,  Mr. Fernandez has alleged certain disputes with the Company and threatened legal action.  Notwithstanding the Company's efforts to communicate with Mr. Fernandez, the Company has been unable to understand the factual basis of Mr. Fernandez's vague and non-specific allegations.  The Company believes Mr. Fernandez’s allegations are without merit.

Board of Directors

Pursuant to our Bylaws, the size of our Board may range from one to 15 directors.  Our Board is currently comprised of one director.  Two additional directors, Mr. Hansen and Mr. Holmstoel, have been appointed to the Board, with such appointment expected to be effective ten days following the date we transmit the following information required by Rule 14f-1 to our shareholders.  Our directors are elected annually and serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Each of Mr. Kusche, Mr. Hansen and Mr. Holmstoel were appointed to the Board pursuant to our agreement with CG in connection with the Merger.

Upon the effective appointment of Mr. Hansen and Mr. Kusche, our Board will be comprised of the following persons:

Name	Age	Position
Michael B. Hansen	40	President and Chief Executive Officer and proposed Director*
Kent L. Holmstoel	50	Chief Operating Officer and proposed Chairman of the Board*
Andreas Kusche	39	General Counsel and Director

*           Director Appointment expected to be effective 10 days following the date we transmit to our shareholders the information required by Rule 14f-1 pursuant to the Exchange Act.

Biographical Information

Set forth below is biographical information for each executive officer and director or proposed director.

Michael B. Hansen served as President and Chief Executive Officer of the Company since October 2009. Mr. Hansen originally founded the DubLi group of entities under its prior operating model in 2003 and established the current operating model in October 2008.  Mr. Hansen served as the President and Chief Executive Officer of the DubLi entities from inception in 2003 until the Merger in October 2009.  Mr. Hansen started his career in 1989 as a developer at the Danfoss Group, a Denmark-based producer of components and solutions for refrigeration, air conditioning and heating.  In the early 90’s, he worked at LEGO as technical designer and was responsible for world development and designs.  From 1996 to 1999, Mr. Hansen was the owner of a chain of restaurants in Denmark.  From 1999 to 2003, Mr. Hansen was a self-employed consultant to a number of companies in the financial and telecommunication industry, assisting these companies to build successful marketing organizations.  Michael B. Hansen earned a degree in Mechanical Engineering from Teknisk Skole in Denmark in 1989.

Alfred Fernandez served as Chief Financial Officer of the Company from July 2007 to July 2010. Prior to joining the Company, Mr. Fernandez served as Chief Financial Officer of Money Express Financial Corp., a privately traded international money service company from 2004 to May 2007.  From 2002 to 2004 he served as a Divisional Controller at Ivax Corporation, a pharmaceutical company listed on the American Stock Exchange, the Warsaw Stock Exchange and the London Stock Exchange until its acquisition in 2006.  Prior to that from 1995 to 2002, Mr. Fernandez held the position of Chief Financial Officer at Girosol Corp, a privately traded money transmission company. Mr. Fernandez is an active CPA and has a J.D. from Seton Hall University and a B.A. in Accounting from Rutgers University.

Kent L. Holmstoel  has served as Chief Operating Officer of the Company since October 2009.  From June 2007 until the Merger in October 2009, Mr. Holmstoel serve as Chairman of DubLi and its related predecessor Internet auction entities.  From May 2002 to April 2009, Mr. Holmstoel served as a director of OIB International, a Spanish based private financial services company, where he was responsible for sales outside of the United Kingdom.  Prior to that, from June 2001 to May 2002, Mr. Holmstoel held the position as CEO at Human Resource Manager, a Danish company.  Mr. Holmstoel has previously served as a strategic and HR advisor for various companies, including KMPG, BRF, Svane Kokkener, SMC, FAF and AP Pension. Mr. Holmstoel received an M.A. in Finance from Aarhus University in Denmark in 1984 and a degree in Social Sciences from University College in Risskov, Denmark.

Andreas Kusche  has served as General Counsel of the Company since October 2009 and as a director of the Company since March 2010.  From September 2007 until the Merger in October 2009, Mr. Kusche serve as head of legal services of DubLi and its related predecessor Internet auction entities.  From September 2004 through August 2007, Mr. Kusche practiced law in Germany, both as a solo practitioner and, from January 2007 through May 2007, at the Härting law firm in Berlin, focusing primarily on tax law and media law.  Prior to joining the Company, Mr. Kusche launched the German film production service company “Screenart” in 2000 and served as the company’s Head of Financial & Legal Department until August 2004.  From 2001 to 2002, Mr. Kusche worked as a consultant to an international film fund.  Mr. Kusche studied at Humboldt University in Berlin, as well as at the University of Alicante in Spain obtaining his law degree in 2004 from Humboldt University.

Betina Dupont Sorensen has served as Head of Marketing of the Company since October 2009.  From 2003 until the Merger in October 2009, Ms. Dupont Sorenson worked for DubLi and its related predecessor Internet auction entities in the areas of marketing and business development.  From 1996 to 2003, Ms. Dupont Sorensen was the owner and general manager of a restaurant in Kolding, Denmark.  Ms. Dupont Sorensen earned a degree in Business Administration from Vejle Business College in 1996.

VOTING SECURITIES

The Board of Directors fixed the close of business on June 25, 2010, as the Record Date for the determination of shareholders entitled to notice of the Charter Amendment. As of the date of this information statement, we had 50,000,000 shares of authorized Common Stock and 5,000,000 shares of authorized Preferred Stock, all of which has been designated by the Board as Series A Preferred Stock.  As of the Record Date, we had 28,621,680 shares of Common Stock and 3,858,067 shares of Series A Preferred Stock outstanding.

Common Stock.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to preferential rights with respect to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of  the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights with respect to any outstanding shares of Preferred Stock and have no rights to convert their Common Stock into any other securities.

Preferred Stock

The Board of Directors is authorized to issue the Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, redemption rights and prices, liquidation preferences and the number of shares constituting any such class or series of Preferred Stock (including without limitation, rights and preferences of Preferred Stock that are superior to rights of holders of the Common Stock with respect to voting, dividend and liquidation or other rights), without any further vote or action by the shareholders. The issuance of Preferred Stock may adversely affect the voting power and other rights of the holders of Common Stock.

On October 16, 2009, the Company filed a Certificate of Designation for the Series A Preferred Stock pursuant to which the Company, at the direction of its Board of Directors, designated the rights and preferences of 5,000,000 shares of Preferred Stock. The Certificate of Designation was subsequently amended on December 24, 2009 and May 24, 2010 to adjust the Conversion Ratio (defined below).

Series A Preferred Stock

Under the Certificate of Designation currently in effect, the Series A Preferred Stock is automatically convertible into shares of the Common Stock at the conversion ratio of 55.514574 shares of Common Stock for each share of the Series A Preferred Stock (the “Conversion Ratio”) in the event the shareholders approve an increase in the number of authorized shares of Common Stock to not less than five hundred million.  As the Charter Amendment provides for an increase in the number of shares of Common Stock to 500 million, the Series A Preferred Stock will automatically convert into Common Stock at the Conversion Ratio upon effectiveness of the Charter Amendment.  The holders of the Series A Preferred Stock are not entitled to any dividend preference but are entitled to participate pari passu in dividends declared with respect to the Common Stock as if the Series A Preferred Stock was converted in Common Stock at the Conversion Ratio.  Similarly, the holders of the Series A Preferred Stock are not entitled to any liquidation preference but, in the event of any liquidation, dissolution or winding up of the Company, the outstanding shares of Series A Preferred Stock shall be deemed converted into shares of Common Stock at the Conversion Ratio and shall participate pari passu in the distribution of liquidation proceeds.  Holders of the Series A Preferred Stock are entitled to vote on matters presented to the holders of Common Stock as if the Series A Preferred Stock was converted into the Common Stock at the Conversion Ratio.  Except as provided by Nevada law, holders of Series A Preferred Stock vote together with the holders of Common Stock as a single class.

Without the Charter Amendment, the Company does not have reserved and available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock that shall be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

DILUTION

The Charter Amendment will allow the Company to issue additional shares of Common Stock, which issuances will be substantial, and additional shares of Preferred Stock.  The issuance of any additional shares of Common Stock or Preferred Stock will have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares of Common Stock. Such dilution will be substantial.

The net tangible book value (deficit) for MediaNet Group Technologies, Inc., as of September 30, 2009, was $(748,867), or $(.027) per share.

Pro forma net tangible book value (deficit) as of September 30, 2009 represents our combined total tangible assets less our total liabilities assuming the Merger had occurred as of such date.  Pro forma net tangible book value (deficit) as of September 30, 2009 was $(2,518,229), or $(.09) per share (“Pro Forma Combined Deficit).

If, as of September 30, 2009, 214,178,946 new shares of Common Stock had been issued on conversion of the Series A Preferred Stock and 3,098,000 shares of Common Stock had been issued upon exercise of stock warrants, there would have been a total of 245,020,376 shares issued and outstanding.  If all of the warrants had been exercised as of September 30, 2009, the Company would have received net proceeds of $1,092,363 and the Pro Forma Combined Deficit as of September 30, 2009 would have been $(1,425,867) (the “Pro Forma Combined Deficit Assuming Warrant Exercise”).  Dividing our Pro Forma Combined Deficit Assuming Warrant Exercise by the number of shares that would have been outstanding assuming conversion of the Series A Preferred Stock and exercise of all outstanding warrants results in a pro forma per share book value (deficit) of approximately $0.01 per share as of September 30, 2009.  The Company will receive no proceeds from the conversion of Series A Preferred Stock to Common Stock.

The following table sets forth information on dilution to shareholders as of September 30, 2009 assuming the Merger had occurred as of such date and all of the shares of Series A Preferred Stock were converted into 214,178,946 shares of Common Stock:

Pro forma net tangible book value (deficit) per share assuming no conversion of Series A Preferred Stock	$(.09)
Pro forma net tangible book value (deficit) per share assuming the conversion of Series A Preferred Stock	$(.01)
Increase of pro forma net tangible book value per share assuming the conversion of Series A Preferred Stock	$.08

The following table sets forth information on dilution to shareholders as of September 30, 2009 assuming the Merger had occurred as of such date, 214,178,946 shares of Common Stock were issued upon conversion of the Series A Preferred Stock and 3,098,000 shares of Common Stock were issued upon exercise of warrants:

Pro forma net tangible book value (deficit) per share assuming no conversion of Series A Preferred Stock and no exercise of warrants	$(.09)
Pro forma net tangible book value (deficit) per share assuming the exercise of the warrants but not the conversion of Series A Preferred Stock	$(.05)
Pro forma net tangible book value (deficit) per share assuming the exercise of the warrants and conversion of Series A Preferred Stock	$(.01)
Increase of pro forma net tangible book value per share assuming the exercise of the warrants and conversion of Series A Preferred Stock	$.04

ANTI-TAKEOVER EFFECTS OF CHARTER AMENDMENT

The proposed increase in the authorized number of shares of our Common Stock and Preferred Stock and the issuance of Common Stock upon the conversion of the Series A Preferred Stock could, in some situations, have the effect of discouraging and/or rendering more difficult a merger, tender offer, proxy contest or other attempt to obtain control of the Company. This may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  See “Risk Factors - Some additional factors might inhibit changes in control of the Company.”

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock., which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control.

Other than a restriction in our Bylaws on the persons who may call special shareholder meetings, we do not have any other provisions in our Articles or Incorporation, Bylaws or other governing instruments that have material anti-takeover consequences. Additionally, we do not have any current plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Charter Amendment is not being adopted with the intent that it be utilized as a type of anti-takeover device.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock and the Preferred Stock as of the Record Date for each of our greater than 5% shareholders, directors, named executive officers and by all of our directors and executive officers as a group.  For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, which rule focuses on the power to vote shares or make investment decisions with respect to such shares, potentially irrespective of any pecuniary interest in such shares.  The information as to the securities beneficially owned by Zen, Mr. Hansen and Mr. Saouma are based upon a Schedule 13D filed by Zen, Mr. Hansen and Mr. Saouma on June 24, 2010.

Title of Class	Name of Beneficial Owner		Amount and Nature of Beneficial Ownership (1)		Percentage of Class Owned (2)
Series A Convertible Preferred	Zen Holding Group Limited	(3)	3,858,067	(4)	100%
Stock	Michel B. Hansen	(5)	3,858,067	(4)	100%
	Michel Saouma	(6)	3,858,067	(4)	100%

Common Stock	Zen Holding Group Limited		214,178,946	(4), (7)	88.2%
	Michel B. Hansen**		214,178,946	(4), (7)	88.2%
	Michel Saouma		214,178,946	(4), (7)	88.2%
	Joseph Saouma	(8)	—	(9)	*
	Martin A. Berns	(10)	5,907,511	(11)	20.6%
	Kent L. Holmstoel**	(12)	—		*
	Andreas Kusche**	(13)	—		*
	Alfred Fernandez**	(14)	410,000	(15)	1.4%
	Betina Dupont Sorensen**	(5)	—	(16)	*
	Directors and Executive Officers as a Group		214,588,946	(4), (7),	88.4%

*             Indicates less than 1% of outstanding shares beneficially owned.
**           Serves as an executive officer or director of the Company as of the Record Date.

(1)           A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon exercise of options and warrants and upon conversion of convertible securities.  The Series A Preferred Stock is automatically convertible into shares of Common Stock upon the Charter Amendment.  For purposes of this table, we have assumed that the Charter Amendment will be approved by our shareholders and filed with the Nevada Secretary of State within 60 days of Record Date and, accordingly, that the holders of the Series A Preferred Stock beneficially own the shares of Common Stock into which the shares of Series A Preferred Stock are convertible. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from Record Date have been exercised or converted.

(2)           Applicable percentage ownership is based on 3,858,067 shares of Series A Preferred Stock and 28,621,680 shares of Common Stock outstanding as of the Record Date.

(3)           Zen Holding Group Limited’s (“Zen”) address is 197 Main Street, Road Town, Tortola, British Virgin Islands.

(4)           All of the outstanding shares of Preferred Stock are held of record by Zen.  Mr. Hansen and Mr. Saouma have the indirect shared right to vote and make investment decisions with respect to these shares held by Zen pursuant to an oral agreement.  Mr. Hansen and Mr. Souma have a 24% and 2% pecuniary interest, respectively, in Zen’s assets as of the Record Date and, accordingly, claim a 21.6% and 1.8% pecuniary interest, respectively, in the outstanding shares of our Common Stock as of the Record Date (assuming conversion of the Series A Preferred Stock).  Each of Mr. Hansen and Mr. Saouma disclaim a pecuniary interest in any other shares of Common Stock.  The figures provided do not include the 1,141,933 shares of Series A Preferred Stock returned by Zen to the Company and otherwise representing a 20.70% beneficial interest in the Company.

(5)           Mr. Hansen’s and Ms. Dupont Sorensen’s address is The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E.

(6)           Mr. Michel Saouma’s address is Amine Gemayelstreet 226, Beirut, Achrafieh, Lebanon,

(7)           Includes 214,178,946 shares issuable upon the conversion of the Series A Preferred Stock at the conversion ratio of 55.514574 shares of Common Stock for each share of Series A Preferred Stock.

(8)           Mr. Joseph Saouma’s address is Amine Gemayelstreet 226, Beirut, Achrafieh, Lebanon.  Mr. Joseph Saouma is the father of Mr. Michel Saouma.

(9)           Although Mr. Joseph Saouma does not beneficially own any shares of Series A Preferred Stock or Common Stock of the Company, he has a 21.39% pecuniary interest in Zen’s assets as of the Record Date and, accordingly, claims a 19.39% pecuniary interest in the outstanding shares of our Common Stock as of the Record Date (assuming conversion of the Preferred Stock).  Mr. Joseph Saouma disclaims a pecuniary interest in any other shares of Common Stock.

(10)         Mr. Martin A. Bern’s address is 2936 Via Napoli, Deerfield Beach, FL 33442.

(11)         Assuming that the Series A Preferred Stock was converted to Common Stock as of the Record Date, Mr. Berns’ percentage beneficial ownership would decrease to 2.4%.

(12)         Mr. Kent L. Holmstoel’s address is Urbanización Haza del Algarrobo 32, Carretera de Mijas, 2,2 km, 29639 Mijas Costa, Malaga, Spain.  Although Mr. Holmstoel does not beneficially own any shares of Series A Preferred Stock or Common Stock of the Company, his minor children have, in the aggregate, a less than one percent pecuniary interest in Zen’s assets as of the Record Date.  Mr. Holmstoel disclaims a pecuniary interest in any other shares of Common Stock.

(13)         Mr. Kusche’s address is Wisbyer Stasse 10B, 10439 Berlin, Germany.

(14)         Mr. Alfred Fernandez’s address is 18775 SW 27th Ct., Miramar, Florida 33029

(15)         Assuming that the Series A Preferred Stock was converted to Common Stock as of the Record Date, Mr. Fernandez’s percentage beneficial ownership would decrease to less than one percent.

(16)         Ms. Dupont Sorensen lives with Mr. Michael Hansen; however she disclaims beneficial ownership of any share of Series A Preferred Stock or Common Stock of which Mr. Hansen is the beneficial owner.  As a member of Mr. Hansen’s household, Ms. Dupont Sorensen may be deemed to have a pecuniary interest in any shares in which Mr. Hansen has a pecuniary interest.  See footnote 4 above. Ms. Sorensen disclaims a pecuniary interest in any other shares of Common Stock.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The increase in the authorized shares of Common Stock benefits every holder of Series A Preferred Stock of the Company and a holder of any warrant to purchase shares of Common Stock in that it makes available to such holder sufficient shares of Common Stock to cover the conversion of their preferred stock or the exercise of their options or warrants.

Mr. Hansen and Mr. Holmstoel each have a pecuniary interest in Zen. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”.  Pursuant to an agreement between the Company and Zen, dated May 24, 2010 (the “Post-Merger Agreement”), we have agreed to seek to register with the SEC Zen’s proposed distribution of our Common Stock to Zen’s various pecuniary interests holders.   Zen is seeking to distribute the Common Stock underlying the Series A Preferred Stock currently held by Zen.  Mr. Hansen and Holmstoel have an interest in the approval of the Charter Amendment because it would automatically trigger the conversion of the Series A Preferred Stock into Common Stock and make available a sufficient number of shares of Common Stock to permit for such conversion.

Pursuant to our employment agreement with Mr. Kusche, he is entitled to receive 150,000 shares of our Common Stock on each of October 1, 2010 and October 1, 2011.  In addition, from time to time, the Company expects that it will grant Common Stock based awards to its directors and executive officers. Accordingly, Mr. Kusche, specifically, and our directors, officers and employees have an interest in the approval of the Charter Amendment because it would increase the number of shares potentially available for Common Stock based awards.

During his tenure as a director of the Company, Mr. Berns provided the Company considerable financial support in the form of loans.  As of the date of execution of the letter of intent, Mr. Berns was owed by the Company $91,500 of principal and $1,474 of interest for outstanding loans. Between the date of the execution of the letter of intent and January 11, 2010, Mr. Berns advanced an aggregate of an additional $25,000 to the Company.  Each of these loans made by Mr. Berns bore interest at the rate of 6% per annum.  Between the date of the execution of the letter of intent and January 11, 2010, Mr. Berns received an aggregate of $118,266 from the Company as repayment of $116,500 principal and $1,766 of interest on the loans.

From time to time, Mr. Berns incurred expenses on behalf of the Company, which expenses were reimbursable to Mr. Berns without interest.  As of the date of the execution of the letter of intent, Mr. Berns was owed approximately $66,700 by the Company for reimbursable expenses.  Between the date of the execution of the letter of intent and January 11, 2010, Mr. Berns incurred additional reimbursable expenses of approximately $900.  Within the same time period, Mr. Berns received an aggregate of $67,600 from the Company as repayment of reimbursable expenses.

Mr. Martin Berns’ brother, Eugene Berns, who was a board member from January 2003 to October 19, 2009 also provided an aggregate of $30,000 of non-interest bearing loans to the Company between the signing of the letter of intent and December 30, 2009.  Such loans were all satisfied in full by December 2009.

Steven Adelstein, who served as a consultant to the Company from 2007 to March 2010 and as director of the Company from October 2009 through March 2010, received 500,000 shares of Common Stock in September 2009 for his services in connection with the negotiation of the Merger.  On June 19, 2009, a majority of the members of the Board of Directors had approved of the issuance of up to 350,000 shares to Mr. Adelstein.  Mr. Adelstein’s compensation was ultimately, primarily determined by negotiations between Mr. Adelstein and Mr. Martin Berns in August 2009.  At the time of the negotiations, Mr. Berns contemplated that Mr. Adelstein would receive approximately $30,000, payable in the Company’s common stock which was then trading at approximately $0.06 per share.  Mr. Adelstein also received an aggregate of $22,500 in connection with various consulting services he provided to the Company, including assisting the Company prepare various reports and statements.

Otherwise, and except in their capacity as shareholders, no person who has served as a director or executive officer of the Company since the beginning of the Company’s last fiscal year and no associate of any of them is known to have any interest, direct or indirect, by security holdings or otherwise, in the Charter Amendment which is not shared by the majority of the shareholders.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company has filed at the SEC’s public reference rooms at 100 F Street, NE, Washington, D.C., 20549. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov from which you can access without charge the Company’s periodic reports and other public filings (including this information statement). The Common Stock is quoted on the Over the Counter Bulletin Board under the trading symbol “MEDG.OB.”

INCORPORATION OF REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

We incorporate by reference into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement our Current Report on Form 8-K filed on October 23, 2009, and amended on February 4, 2010; our Annual Report on Form 10-K for the period ended September 30, 2009; our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

MediaNet Group Technologies, Inc.
5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(561) 417-1500

As the Charter Amendment was duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . We are only furnishing you an information statement as a matter of regulatory compliance with the SEC rules for information purposes only.  Please read this information statement carefully.

EXHIBIT INDEX

Exhibit A              Certificate of Amendment to the Articles of Incorporation

INDEX TO FINANCIAL STATEMENTS

CG Holdings Limited Financial Statements
Index to Financial Statements	F-1
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of September 30, 2009 and 2008	F-3
Consolidated Statements of Operations for the Year ended September 30, 2009 and 2008	F-4
Consolidated Statements of Stockholders’ (Deficit) as of September 30, 2009 and 2008	F-5
Consolidated Statements of Cash Flows for the Year ended September 30, 2009 and 2008	F-6
Notes to the Consolidated Financial Statements	F-7-F-19

Pro Forma Financial Information
Introduction	PF-1
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2009	PF-2
Unaudited Pro Forma Consolidated Statements of Operations for the Year ended September 30, 2009	PF-3
Unaudited Pro Forma Consolidated Statements of Operations for the Year ended September 30, 2008	PF-4

*************************************

Dated: ___________, 2010	By Order of the Board of Directors

/s/ Michael B. Hansen

Michael B. Hansen
President and Chief Executive Officer

EXHIBIT A

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of CG Holdings Limited and Subsidiaries (the “Company”)

We have audited the accompanying consolidated balance sheets of CG Holdings Limited and Subsidiaries (the “Company”) as of September 30, 2009 and September 30, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years end ended September 30, 2009 and September 30, 2008. CG Holdings Limited and Subsidiaries management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CG Holdings Limited and Subsidiaries as of September 30, 2009 and September 30, 2008, and the results of its operations and its cash flows for the years ended September 30, 2009 and September 30, 2008 and in conformity with accounting principles generally accepted in the United States of America.

/s/Lake & Associates CPA’s LLC
Lake & Associates CPA’s LLC
January 26, 2010

1905 WRIGHT BOULEVARD	20283 STATE ROAD 7, SUITE 300
SCHAUMBURG, IL 60193	BOCA RATON, FLORIDA 33498

Phone: 847-524-0800	Phone: 561.982.9874
Fax: 847-524-1655	Fax: 561.982.7985
Phone: 561.982.9874 Fax: 847-524-1655	Fax: 561.982.7

CG Holdings Limited and Its Wholly Owned Subsidiaries
Consolidated Balance Sheet
September 30, 2009 and 2008
(expressed in US Dollars, except for number of shares)

	9/30/2009	9/30/2008
Assets
Current Assets
Cash and cash equivalents	$2,452,865	$–
Restricted cash	722,230	–
Accounts receivable, net	37,995	–
Inventory	321,095	–
Prepaid expenses and other current assets	127,209	–
Interest receivable	3,038	–
Deposits	94,070	–
Total current assets	3,758,502	–

Property and equipment, net	88,113	–

Other Assets
Note Receivable-MediaNet Group	250,000	–
Employee Advance	30,400	–
Other Assets	222	–
Total other assets	280,622	–
Total Assets	$4,127,237	$–

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$116,821	–
Accrued liabilities	275,671	–
Accrued incentives	644,292	–
Commissions payable	1,876,605	–
Income taxes payable	287,838	–
Customer deposits	18,348	–
Deferred revenue	2,577,168	–
Note Payable-related party	99,855	–
Total current liabilities	5,896,599	–
		–
Total liabilities	5,896,599	–

Stockholders’ deficit
Common stock 1,000 shares authorized € 2.00 par value, authorized, 1,000 outstanding	2,928	–
Members Capital	–	3,250
Additional paid-in capital	4,715	–
Accumulated other comprehensive income (loss)	(14,177)	–
Accumulated deficit	(1,762,828)	(3,250)
Total stockholders' equity (deficit)	(1,769,362)	–

Total liabilities and stockholders' equity (deficit)	$4,127,237	$–

The accompanying notes are an integral part
of the consolidated financial statements

CG Holdings Limited and Its Wholly Owned Subsidiaries
Consolidated Statements of Operations
For the Year Ended September 30, 2009 and September 30, 2008
(expressed in US Dollars, except for number of shares)

	9/30/2009	9/30/2008

Revenues	$14,507,755	$–
Direct Cost of revenues	9,743,485	–
Gross Profit	4,764,271	–

Operating Expenses
Advertising and marketing	461,600	–
General and administrative	3,797,164	3,250
Total operating expenses	4,258,764	3,250

Income (loss) from operations	505,506	(3,250)

Other income (expense)
Interest income	3,038	–
Total other expense	3,038	–

Income (loss) from continuing operations before income taxes	508,544	(3,250)

Provision for income taxes	287,838	–

Income (loss) from continuing operations	220,706	(3,250)
Discontinued operations
Loss from operations of discontinued segment	(1,980,285)	–
Net loss of discontinued operations, Net of income taxes	(1,980,285)	–

Net loss from operations	(1,759,578)	(3,250)
Other comprehensive income
- Foreign currency translation gain (loss)	(14,177)	–

COMPREHENSIVE (LOSS) INCOME	$(1,773,755)	(3,250)
Earnings(loss) per share:
Continuing operations- basic and diluted	$220.71	$–

Discontinued operations- basic and diluted	$(1,980.28)	$–

Weighted average number of shares outstanding during the period - basic and diluted	1,000	–

The accompanying notes are an integral part
of the consolidated financial statements

CG Holdings Limited and Its Wholly Owned Subsidiaries
Consolidated Statements of Stockholders’ (Deficit)
September 30, 2009 and 2008
(expressed in US Dollars, except for number of shares)

	2.00 Euro Par Value Common Stock		LLC Members	Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Capital	Capital	Deficit	Income (Loss)	Deficit
Issuance of membership interest	–	$–	$3,250	$–	$–	$–	$3,250
Net loss, for the period ended September 30, 2008	–	–	–	–	(3,250)	–	(3,250)
Balance, September 30, 2008	–	–	3,250	–	(3,250)	–	–
Consolidation of LLC capital	–	–	(3,250)	3,250	–	–	–
Issuance of 1,000 shares	1,000	2,928	–	1,465			4,393
Loss Discontinued operations					(1,980,285)		(1,980,285)
Foreign currency adjustment						(14,177)	(14,177)
Net income, year ended September 30, 2009	–	–	–	–	220,706	–	220,706

Balance, September 30, 2009	1,000	$2,928	$–	$4,715	$(1,762,828)	$(14,177)	$(1,769,,362)

The accompanying notes are an integral part
of the consolidated financial statements

CG Holdings Limited and Its Wholly Owned Subsidiaries
Consolidated Statements of Cash Flows
For the Year Ended September 30, 2009 and September 30, 2008
(expressed in US Dollars, except for number of shares)

	9/30/2009	9/30/2008
Cash flows from operating activities

Net Income (loss) from operations	$(1,759,578)	$(3,250)
Net Loss from Discontinued operations	(1,980,285)	–
Net Income (loss) from continuing operations	220,706	(3,250)
Adjustments to reconcile net loss to net net cash used in operating activities:
Depreciation and amortization	13,914	–
(Increase) decrease in assets:
Restricted cash	(722,229)	–
Accounts receivable	(37,996)	–
Inventory	(321,095)	–
Prepaid expenses	(127,208)	–
Deposits	(94,070)	–
Interest Receivable	(3,038)	–
Other current assets	(223)	–
Employee advance	(30,400)	–
Increase (decrease) in liabilities:
Accounts payable	116,821	–
Accrued liabilities	275,672	–
Accrued incentives	644,292	–
Commission payable	1,876,605	–
Income tax payable	287,838	–
Customer deposits	18,348	–
Deferred revenue	2,577,168	–
Net cash provided (used) in operating activities	2,714,821	(3,250)

Cash flows from investing activities:
Purchase of software license	(2,071)	–
Purchase of license	(36,396)	–
Purchase fixed assets	(63,560)	–
Issuance of note receivable	(250,000)	–
Net cash provided (used) in investing activities	(352,027)	–

Cash flows from financing activities
Proceeds from issuance of note payable-related party	832,006	–
Payments on note payable-related party	(732,150)	–
Proceeds from LLC Membership	–	3,250
Proceeds from issuance common shares	4,393	–-
Net cash provided (used) by financing activities	104,248	3,250

Foreign currency translation adjustment	(14,177)	–

Net increase (decrease) in cash and equivalents	2,452,865	–

Cash at beginning of period	–	–

Cash at end of period	$2,452,865	$–

Supplemental disclosures of cash flow information:
Cash paid for interest	–
Cash paid for income taxes	–

Supplemental disclosures of non-cash transactions:
Foreign translation adjustment - comprehensive loss	14,177

The accompanying notes are an integral part
of the consolidated financial statements

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business

Business of CG Holdings Limited (also known as DubLi)

CG Holdings Limited was organized in Cyprus, Europe on March 17, 2009, as a holding company for the DubLi companies, which commenced doing business in October 2008. DubLi’s financial and operations full-service provider, Lenox Logistik und Service GmbH, is located in Berlin, Germany.

Throughout these footnotes and financial reports, CG Holdings Limited is referred to as DubLi.

CG Holdings Limited (DubLi) owns, directly or indirectly, the following subsidiaries:

•	Lenox Resources, LLC, a Delaware limited liability company. This company holds DubLi’s intellectual property, primarily its trademark, domains and technologies.

•	Dubli Network LLC, a Delaware limited liability company, operated DubLi’s network with its business associates until March 2009.

•	DUBLI NETWORK, Ltd., a British Virgin Islands limited company, operates DubLi’s network with its business associates from April 2009

•	DUBLICOM, Limited., a Cyprus limited company. DUBLICOM, Limited., runs DubLi’s auction websites.

•
Lenox Logistik und Service GmbH is a German corporation which is responsible for the fulfillment of products purchased on the DubLi auction site. Lenox Logistik also operates DubLi’s European headquarters in Berlin and employs 22 persons, who are collectively responsible for DubLi’s accounting, marketing and purchasing activities.

•	DubLi Logistics, LLC, a Delaware limited liability company. This company is responsible for fulfillment of orders placed from North America (United States, Mexico, Puerto Rico, Canada).

DubLi is a worldwide online trading firm composed of two unique and individual business models: DubLi.com, a reverse auction, having a shopping portal for merchandise, having the primary objective of providing equal opportunities for buyers on the web to profit form downward purchase pricing and DubLi Network, the business opportunity where Business Associates can establish their own business in the market of direct sales and affiliate marketing.

The Company has a wholly owned subsidiary (DubLi Network) which is a network marketing company that sells credits for use as currency on the DubLi Auctions. The Company’s credits are then sold to independent third party business associates who either utilize the credits or sell the credits to other members.

The Company has a wholly owned subsidiary (DubLi.com) which operates auctions on the internet in various countries throughout the world and managed by geographic regions. The Company aggregates these auction operating segments as one reporting segment as management believes that the Company’s operating segments have similar operating characteristics and similar long term performance. In making this determination, management believes that the operating segments are similar in the nature of the products sold, the product acquisition process, the types of customers products are sold to, the methods used to distribute the products, and the nature of the regulatory environment.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Each division and subsidiaries company separately accounts for its operations and transactions, and all inter-company and all inter-divisional transactions have been eliminated.

Year-End and Domicile

The Company and its wholly owned subsidiaries adopted September 30 as its year end and are domiciled in Delaware, USA, British Virgin Islands, Cyprus and Berlin, Germany.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies

Accounting Principles

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Principle of Consolidation

The financial statements include the accounts of CG Holdings, Limited (also known as DubLi) and its wholly owned subsidiaries.  Intercompany transactions and balances have been eliminated.  Equity investments in which the Company exercises significant influence but do not control and are not the primary beneficiary are accounted for using the equity method.  Investments in which the Company is not able to exercise significant influence over the investee and which do not have readily determinable fair values are accounted for under the cost method.

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties, own beneficially and/or control in the aggregate, a significant portion of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, may have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

Foreign Currency

Financial statements of foreign subsidiaries operating in other than highly inflationary economies are translated at year-end exchange rates for assets and liabilities and average exchange rates during the year for income and expense accounts. The resulting translation adjustments are recorded within accumulated other comprehensive loss. Financial statements of subsidiaries operating in highly inflationary economies are translated using a combination of current and historical exchange rates and any translation adjustments are included in current earnings. Gains or losses resulting from foreign currency transactions are recorded in other expense, net.

Reclassifications

Certain amounts reported in previous periods have been reclassified to conform to the Company’s current period presentation.

Management’s Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities, unearned income, accruals for incentive awards at the date of the consolidated financial statements, and the reported amounts of revenue and expense during the reporting periods.  Examples, though not exclusive, include estimates and assumptions of: loss contingencies; depreciation or amortization of the economic useful life of an asset; stock-based compensation forfeiture rates; estimating the fair value and impairment; potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns; estimates of incentive awards and determining when investment impairments are other-than temporary.  The Company bases its estimates on historical experience and on various assumptions that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may materially differ from these estimates under different assumptions and conditions.

Compensated Absences

The Company has accrued for vacation pay up to the employee’s last anniversary date.  Compensated absences for sick pay and personal time have not been accrued since they cannot be reasonably estimated.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Inventory

The inventory represents merchandise purchased at cost. Inventories are stated at lower of cost or market. Cost is determined on the first-in, first-out basis.

Shipping and Handling Costs

The Company’s shipping and handling costs are included in cost of sales for all periods presented.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped and title passes to customers. Retail sales to customers are made pursuant to a sales contract that provides for transfer of both title and risk of loss upon our delivery to the carrier. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales taxes.  Our comprehensive revenue recognition policy with reference to each revenue stream is to recognize income when the Company has completely performed its obligations to deliver goods or rendered services to customers. The Company has a single revenue source and several payment streams.

As to the sale of merchandise, since we have the inventory and credit risks, we recognized the gross sales upon receipt of payment and the shipping of the merchandise from our various locations to the consumer.

DubLi has two types of auctions which it operates on separate platforms for Europe and for North America (United States, Mexico, Puerto Rico, Canada): Xpress and Unique Bid. Each auction is conducted by the customer’s buying credits, each of which can be purchased for US $0.80 (EUR $0.50) (a “Credit”), and using the credits both to view the current bid price for an item (“Unique Bid”), or to place a bid (“Xpress”).

In the Xpress auction, all articles are displayed with one starting price (which is the best market price) that is valid at the start of the auction. The actual price is concealed until the customer places a Credit. With each Credit placed, the price decreases by US $0.25 (EUR $0.20), so that the actual price is always less than the starting price, which is often a considerable savings. A customer may purchase the product at anytime at the price displayed.

In the Unique Bid auction, all auctions are presented for a limited time only. Customers can bid using any number of US $0.25 increments. The user who has placed the sole lowest bid at the end of the auction acquires the item.

Unused credits are recognized as income ratable over a twelve (12) month period. This practice is known in the industry as “breakage”.  Credits purchased, but unused by consumers are recorded on our books as “deferred revenue”. Credits purchased are classified for financial presentation to our liability account (deferred revenue) as long as the consumer does not use them to make bids on our internet auctions for a period of twelve (12) months. If a consumer uses the credits to bid on our internet auctions for merchandise, on the event the item on the auction has a winning bid and the merchandise is shipped, the liability account (deferred revenue) is reduced accordingly. The “breakage” is recognized by the Company by debiting the deferred revenue payable and crediting the revenue account, thus reflecting the income due to breakage.

Accounts Receivable

Accounts receivable are composed primarily of sales from our unique and express bid programs at September 30, 2009, and not yet collected.  We have not experienced any uncollectible accounts nor do we expect any in the future.   Any account beyond 30 days past due will be considered uncollectible.  The Company does not provide an allowance for doubtful accounts on accounts receivable based on its immateriality.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Property, Software and Leasehold Improvements

Property is recorded at cost. The cost of maintenance and repairs of equipment is charged to operating expense when incurred.  Depreciation and amortization is determined based upon the assets’ estimated useful lives, and is calculated on a straight-line basis when the asset is placed in service.  When the Company sells, disposes or retires equipment or replaces a leasehold improvement, the related gains or losses are included in operating results.  Property is depreciated over five or seven years and begins when it is placed in service.

Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

Estimated
Useful Life

Computer equipment	5 years

Capitalized software applications purchased for internal use are recorded at cost and are amortized over sixty months.

Leasehold improvements are recorded at cost and are amortized over the remaining lease term.

Start-Up Costs

The Company, in accordance with the provisions of the Accounting Standards Codification (“ASC”) 720-15-25 Other Expenses, Start-Up Costs, Recognition, formerly American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expensed all start-up and reorganization costs as they incurred.

Impairment of Long-Lived Assets

In accordance with Statement of ASC 360-10-35, Property, Plant and Equipment – Subsequent Measurement , the Company reviews the carrying value of its long-lived assets, which includes property and equipment, and intangible assets (other than goodwill) annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, an impairment loss will be recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined using available market data, comparable asset quotes and/or discounted cash flow models.   Management conducted an evaluation of long-lived assets and determined no impairments currently exist.

Cash, Cash Equivalents and Financial Instruments

The Company considers all highly liquid instruments with original maturities of three months or less at the date of purchase to be cash equivalents.  In general, investments with original maturities of greater than three months and remaining maturities of less than one year are classified as short term investments.

Concentrations

The Company maintains its cash in a bank deposit account, which at time may exceed the federally insured limits.  The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company has adopted and follows ASC 820-10, “Fair Value Measurements and Disclosures” for measurement and disclosures about fair value of its financial instruments.  ASC 820-10 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by ASC 820-10 are:

Level 1  — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2  — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3  — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820-10, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.  The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid and other current assets,  and other assets, accounts payable, accrued expenses, accrued interest, taxes payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments.  The Company’s notes payable to shareholders approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2009

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2009, nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date.

Policy on Classification of Accounts

The Company’s policy as to cost of sales is to include only the cost of acquiring merchandise and the fee charged to us to process the credit cards used by consumers to purchase our merchandise. The inclusion of these costs may not allow for a direct and meaningful comparison of the gross profit to competitors in the same industry.

Computation of Income and Loss per Share

The Company computes income and loss per share in accordance with ASC 260, previously SFAS No. 128, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Share-Based Payments

The Company accounts for stock-based compensation in accordance with the provisions of ASC 718, Stock Compensation , which establishes the accounting for share-based awards and the inclusion of their fair value in net earnings in the respective periods the awards, were earned. Consistent with the provisions of ASC 718, the Company estimates the fair value of stock options and shares issued under its employee stock purchase plan using the Black-Scholes option-pricing model.  Fair value is estimated on the date of grant and is then recognized (net of estimated forfeitures) as expense in the Consolidated Statement of Operations over the requisite service period (generally the vesting period).

ASC 718 requires companies to estimate the fair value of stock-based compensation on the date of grant using an option-pricing model. The Company uses the Black-Scholes model to value stock-based compensation.  The Black-Scholes model determines the fair value of stock-based payment awards based on the stock price on the date of grant and is affected by assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Although the fair value of stock options granted by the Company is determined in accordance with ASC 718 and Staff Accounting Bulletin (“SAB”) No. 107,   Share-Based Payment, (“SAB 107”) as amended by SAB No. 110 ,   using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Commissions Earned By Business Associates

An independent business associate may earn commissions or incentive bonuses, based on retail volume on the execution and completion on the sales of the DubLi credits. Such commissions are based on the independent business associates retail sales volume and other members of the independent sales force who are sponsored by the business associate. In addition, such commissions are expensed when the DubLi credits are sold in the month of the actual sale. Management, from time to time, reviews this policy to determine that the estimate is in conformity with generally accepted accounting principles in the United States of America.

Comprehensive Income

Comprehensive income consists of net earnings, unrealized gains or losses on investments, foreign currency translation adjustments and the effective portion of the unrealized gains or losses on derivatives. Comprehensive income is presented in the consolidated statements of shareholders’ equity and comprehensive income.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include costs associated with selling; marketing; and distribution activities, including shipping and handling costs; research and development; information technology; and other administrative costs, including finance, legal and human resource functions.

Advertising Expenses

Advertising costs are expensed as incurred.  For the period ended September 30, 2009, advertising expenses were $461,600.

Research and Development

The Company’s research and development is performed by in-house staff and outside consultants. For the period ended September 30, 2009, research and development costs were expensed as incurred.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes under ASC 740-10, Income Taxes . Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates.  At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Recent Authoritative Accounting Pronouncements

In September 2009, Financial Accounting Standards Board (“FASB”) issued ASC 605-25, Revenue Recognition - Multiple-Deliverable Revenue Arrangements. This guidance addresses how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after December 15, 2009 but may be early adopted as of the beginning of an annual period. The Company is currently evaluating the effect that this guidance will have on its consolidated financial position and results of operations.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,   now referred to as ASC 105-10,   Generally Accepted Accounting Principles .    The FASB Accounting Standards Codification (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 30, 2009.  The adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)”)
SFAS No. 167 amends FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities regarding certain guidance for determining whether an entity is a variable interest entity and modifies the methods allowed for determining the primary beneficiary of a variable interest entity. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009, with earlier adoption prohibited. The Company will adopt SFAS No. 167 in fiscal 2010 and does not anticipate any material impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 165, later codified in ASC 855-10, Subsequent Events . ASC 855-10 establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855-10 did not have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. 107-1 and APB Opinion No. 28-1 (FSP 107-1 and APB 28-1), later codified in ASC 825-10-65-1, Interim Disclosures about Fair Value of Financial Instruments . FSP 107-1 and APB 28-1 require fair value disclosures in both interim, as well as annual, financial statements in order to provide more timely information about the effects of current market conditions on financial instruments. FSP 107-1 and APB 28-1 became effective for the Company in the quarter ended July 31, 2009, and their adoption did not have a material impact on the Company's consolidated financial statements.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In June 2008, the EITF ratified EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock , now referred to as ASC 815-40-15. ASC 815-40-15 provides guidance in assessing whether derivative instruments meet the criteria in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , now referred to as ASC 815, for being considered indexed to an entity’s own common stock. ASC 815-40-15 is effective for fiscal years beginning after December 15, 2008. We have completed our evaluation of the impact of ASC 815-40-15 and believe the impact will be immaterial based on the nature of our derivative and hedging activities.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets , now referred to as FASB ASC 350-30-65-1. It amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Intangible Assets , now referred to as ASC 350. ASC 350-30-65-1 is effective for fiscal years beginning after December 15, 2008 and may not be adopted early. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133, now referred to as ASC 815 .   ASC 815 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  ASC 815 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No.141R, Business Combinations , now referred to as ASC 805 . ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination.  The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements, unless the Company enters into a material business combination transaction.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 , now referred to as ASC 810. ASC 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

Note 3 - Restricted Cash

Credit Card Holdback - The Company has agreements with organizations that process credit card transactions arising from purchases of products and services by customers of the Company.  Credit card processors have financial risk associated with the products and services purchased because the processor generally forwards the cash related to the purchase to the Company soon after the purchase is completed. The organization that processes MasterCard/Visa transactions allows the credit card processor to create and maintain a reserve account that is funded by retaining cash that it otherwise would deliver to the Company (i.e., “restricted cash”).  The current agreement requires a 5% reserve or holdback on each sale for a period of six months.

Note 4 – Foreign Currency

Most of the Company’s foreign subsidiaries designate their local currencies as their functional currency. As of September 30, 2009, the total amount of cash held by foreign subsidiaries was $1,954,011 of USD and was maintained or invested in EURO’s.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Income Taxes

CG Holdings Limited and its subsidiaries file income tax returns in the U.S. federal jurisdiction and Germany.  CG Holdings Limited could be subject to U.S. federal income tax examinations by tax authorities for year starting October 1, 2008.  According to the US Internal Revenue Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent.   In the case of transfer pricing issues, the statute of limitation is ten years.  There is no statute of limitation in the case of tax evasion. CG Holdings Limited and each of its subsidiaries file separate income tax returns.

The United States of America

Dubli Network LLC, is organized in Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 15% to 35%. The state of Delaware does not impose any corporate income tax.

Dubli Logistics LLC, is organized in Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 15% to 35%. The state of Delaware does not impose any corporate income tax.

Lenox Resources, LLC is organized in Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 15% to 35%. The state of Delaware does not impose any corporate income tax.

Cyprus

CG Holdings Limited, under the current laws of the Republic of Cyprus, CG Holdings Limited is not subject to tax on income or capital gains.  In addition, upon payment of dividends by CG Holdings Limited, no Cyprus withholding tax will be imposed.

Dublicom Limited, under the current laws of the Republic of Cyprus, Dublicom Limited is not subject to tax on income or capital gains.  In addition, upon payment of dividends by Dublicom Limited, no Cyprus withholding tax will be imposed.

British Virgin Islands

Dubli Network Limited under the current laws of the British Virgin Islands, Dubli Network Limited is not subject to tax on income or capital gains.  In addition, upon payment of dividends by Dubli Network Limited, no British Virgin Islands withholding tax will be imposed.

Germany

Lenox Logistik und Service GmbH, under the current laws of Germany, Lenox Logistik und Service GmbH is subject to tax on income or capital gains. DubLi.com GmbH, under the current laws of Germany, DubLi.com GmbH is subject to tax on income or capital gains.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income tax expense (benefit) attributable to earnings before income taxes, consists of:

United States:
Current taxes

Federal	$287,838

State	-0-
Total U.S. Tax Expense	287,838

Germany	-0-

Current Taxes	-0-

Total German tax expense	-0-

Total income tax expense	$287,838

Reconciliation between income tax expense and the amounts computed by applying the US income tax rates to earnings before income taxes is as follows

Computed income tax	$171,872

Non-deductible expenses	-0-

Loss exempt from tax	113,000

Valuation allowance
-Germany Losses	7,692

Income tax expense	$287,838

In fiscal year 2009, the Company adopted amendments under ASC 740-10-50, Accounting for Uncertain Tax Positions , formerly Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”), which clarify the accounting for uncertainty in tax positions recognized in the financial statements. Under these provisions, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The related amendments also provide guidance on measurement, classification, interest and penalties associated with tax positions, and income tax disclosures.

The Company is subject to taxation in the U.S., Germany, and various state jurisdictions. The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. If, based on new facts that arise within a period, management ultimately determines that the payment of these liabilities will be unnecessary, the liability will be reversed and the Company will recognize a tax benefit during the period in which it is determined the liability no longer applies. Conversely, the Company records additional tax charges in a period in which it is determined that a recorded tax liability is less than the ultimate assessment is expected to be.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., Germany taxes, or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Value Added Tax

In accordance with the relevant taxation laws in the Germany, the normal VAT rate for domestic sales is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority.

The value added tax refundable presents the VAT that the Company paid for the purchasing products and can be used to deduct the VAT related to the sale of products.

Note 6 - Fixed Assets

Equipment at cost consists of computer equipment and software. Depreciation expense for the year ended September 30, 2009 was $10,068.

Cost	$98,181
Accumulated Depreciation	(10,068)
Net Fixed Assets	$88,113

Note 7 - Legal Proceedings

The Company is from time to time engaged in routine litigation. The Company regularly reviews all pending litigation matters in which it is involved and establishes reserves deemed appropriate by management for these litigation matters when a probable loss estimate can be made. Currently, according to management, there are no material legal proceedings to which the Company is party or to which any of its property is subject.

Note 8 - Commitments and Contingencies

The Company has an office lease that expires in 2014. Under the lease agreement, the Company is also obligated to pay property taxes, insurance and maintenance costs.  The lease is for 589.9 square meters of office space.

Certain leases contain renewal options. Future minimum rental commitments for non-cancelable operating lease at September 30, 2009, were as follows (in millions):

	Operating
2010	$132,450	.
2011	135,559
2012	138,668
2013	141,777
2014	144,886

Total	$693,343

Note 9 - Notes Payable-Related Parties

The Company as a note payable at September 30, 2009 as follows:

2009
Demand Note- Michael Hansen (officer)	$99,855

Note 10 – Note Receivable

The Company has a note receivable with a balance of $250,000 two principal payments of $100,000 and $150,000 due July 7, 2011 and August 14, 2011, respectively.  Interest is payable monthly starting January 1, 2010 at annual rate of 6%.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Stock, Options and Warrants

At September 30, 2009, the company had no outstanding stock options or warrants.

Note 12 – Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks, which arise during the normal course of business from changes in interest rates and foreign currency exchange rates. At September 30, 2009, we do not use derivative financial instruments to manage or hedge these risks. All hedging transactions will be authorized and executed pursuant to written guidelines and procedures.

We have adopted SFAS 133. SFAS 133, as amended and interpreted, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair-value hedge, the changes in the fair value of the derivative and the underlying hedged item are recognized concurrently in earnings. If the derivative is designated as a cash-flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income, or OCI, and are recognized in the statement of operations when the hedged item affects earnings. SFAS 133 defines the requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value are recognized concurrently in earnings.

Note 13 – Warrants and Options

The Company has no warrants and options outstanding at September 30, 2009.

Note 14 – Stock and Equity

LLC Membership Capital

The company (Dubli Network LLC) was organized in Delaware on May 4, 2006.  No business activity occurred until October, 2008.  During the fiscal year ended September 30, 2009 Dubli Network LLC is considered a consolidated subsidiary of CG Holdings Limited.

Common Stock

The company has authorized common shares at September 30, 2009 of 1,000. At September 30, 2009, the company had 1,000 shares outstanding.  The par value is 2 euro per share.

Preferred Shares

The Company has no preferred shares authorized at September 30, 2009.

Note 15 – Related party transactions

Related Transactions

The Company was advanced and repaid money from one of its shareholders during the year. Total advanced was $832,006. The amount repaid was $732,150.

CG HOLDINGS LIMITED and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Discontinued Operations

In May 2009, the Company determined it was in the best long-term interest of the Company to discontinue the operations of Dublicom GMBH., a wholly-owned subsidiary, and put the assets and business up for sale. The decision to sell this wholly owned subsidiary was primarily influenced by management’s decision to concentrate its efforts on its wholly owned subsidiary, Dubli Network.

The Company recognized a net loss of $ 1,980,285 on the disposal of the subsidiary and reported in the Consolidated Statements of Operations and Cash Flows within the caption, “discontinued operations”.

Note 17 – Subsequent Events - Closing of the MediaNet Group Technologies, Inc. Merger

Effective October 19, 2009, the company has completed its merger with MediaNet Group Technologies, Inc., a publicly-held, United States of America based company.  At closing (October 19, 2009), our shareholders were issued 5,000,000 shares of Series A Convertible Preferred Stock that automatically converts into 90% of the shares of common stock of MediaNet Group Technologies, Inc., to be issued and outstanding after the conversion and has 90% of the voting power of MediaNet Group Technologies, Inc., shareholders. MediaNet Group Technologies, Inc. will file proxy material with the United States Security and Exchange Commission to increase its authorized common shares to 500,000,000 and it’s authorized preferred shares to 25,000,000. Upon completion of the increase in authorized shares, the fully diluted common shares of MediaNet Group Technologies, Inc. will be 299,016,520, of which the company’s shareholders will own 269,114,868 shares.

Software purchase agreement

On October 29, 2009, Lenox Resources, LLC, a Delaware limited liability company (“Lenox”) which is an direct subsidiary of CG Holdings Limited (the “Company”), executed and closed on a Software Purchase Agreement with MSC, Inc., d/b/a Lariat (the “Agreement”) for the purchase and assignment of database tracking, monitoring, statistic tools and widget software known as “Cinch” and “Connect” (the “Software”) and associated copyrights. The purchase price of the Software was $400,000 paid in cash at closing, together with two percent (2%) of the common stock of MediaNet Technologies Group Inc. The common stock payable to MSC, Inc., will not be dilutive to the Company’s existing common shareholders. Pursuant to the Agreement, Lenox will hire certain staff of MSC, Inc.,  who are dedicated to the development of the Software. The Agreement also provides that MSC, Inc. will have a right to market the Software to its own clients as a distributor, with the exclusion of any sale that would compete with the Company.

Pro Forma Condensed Combined Financial Statement

As described further in the section entitled “Pro Forma Adjustments” on PF-5, these Pro Forma Condensed Combined Financial Statements include adjustments to reflect the results of the following events:

Effective October 19, 2009, CG Holdings Limited (“CG”) completed its Merger with MediaNet Group Technologies, Inc., (“MediaNet”) a publicly-held, United States of America based company.  At closing (October 19, 2009), CG’s former Shareholder, Zen Holding Group Limited (“Zen”) was issued 5,000,000 shares of MediaNet Series A Convertible Preferred Stock that were automatically convertible into 90% of the shares of common stock of MediaNet, to be issued and outstanding after the conversion and that had 90% of the voting power of MediaNet’s, shareholders.

On May 24, 2010 Zen returned to MediaNet a total of 1,141,933 shares of Series A Preferred Stock which were convertible into 63,393,924 shares of Common Stock (the “Adjustment Shares”) pursuant to an agreement, dated May 24, 2010 (the “Post-Merger Agreement”). The Series A Preferred Stock Shares were returned to MediaNet so that it could:

1.	Use 62,679,118 of the Adjustment Shares in a tender offer for various outstanding interests in DubLi.com, LLC; and
2.	In the future use 714,806 of the Adjustment Shares as equity awards to employees.

 Accordingly, as of May 24, 2010, MediaNet had 3,858,067 and 28,621,680 issued and outstanding shares of Series A Preferred Stock and Common Stock, respectively.  As of May 24, 2010, the 3,858,067 outstanding shares of Series A Preferred Stock were convertible into 214,178,946 shares of Common Stock (the “Conversion Shares”).

These Pro Forma Condensed Combined Financial Statements are included in an Information Statement that has been filed with the Security and Exchange Commission by MediaNet Group Technologies, Inc. for the purpose of informing its shareholders of certain actions taken by MediaNet, including the approval of an amendment to MediaNet's Articles of Incorporation to: (i) increase the number of authorized shares of Common Stock from 50 million shares to 500 million shares, and (ii) increase the number of authorized shares of Preferred Stock from 5 million shares to 25 million shares.  Twenty calendar days after we make the Information Statement available to MediaNet's shareholders, or shortly thereafter,  MediaNet intends to implement the Charter Amendments by filing a Certificate of Amendment with the Nevada Secretary of State.  Upon the filing of the Certificate of Amendment, all of MediaNet's's issued and outstanding shares of Series A Preferred Stock will automatically convert into Common Stock (the "Conversion").

MediaNet Group Technologies and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2009
(expressed in US Dollars, except for number of shares)

	CG Holdings Limited and Its Wholly Owned Subsidiaries	MediaNet Group Technologies, Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined
Assets:

Current Assets
Cash and cash equivalents	$2,452,865	$46,372			$2,499,237
Restricted cash	722,230				722,230
Accounts receivable - net	37,995	70,375	e	(35,372)	72,998
Inventories	321,095	80,046			401,141
Interest receivable	3,038		a	(3,038)	0
Prepaid Expenses	127,209				127,209
Deposits	94,070				94,070
Total Current Assets	3,758,502	196,793	–	(38,410)	3,916,885
Property and equipment, net	88,113	6,026			94,139

Other Assets
Note Receivable-MediaNet Group	250,000		a	(250,000)	0
Employee Advance	30,400				30,400
Trademark -net		1,600			1,600
Other Assets	222				222
Total Other Assets	280,622	1,600		(250,000)	32,222
Total Assets	$4,127,237	$204,419		$(288,410)	$4,043,246

Liabilities and Stockholders' Equity

Current Liabilities:
Current Liabilities:
Accounts payable	$116,821	$40,012	e	$(35,372)	$121,461
Accounts payable - related party
Accrued liabilities	275,671	310,044		-	585,715
Accrued incentive	644,292				644,292
Loyalty points payable		209,025			209,025
Commissions payable	1,876,605				1,876,605
Income taxes payable	287,838				287,838
Customer deposits	18,348				18,348
Deferred revenue	2,577,168	49,667			2,626,835
Note payable - related party	99,855	91,500			191,355
Accrued Interest - related party		3,038	a	(3,038)	0
Total Current Liabilities	5,896,599	703,286		(38,410.00)	6,561,475

Long Term Liabilities

Note payable -related party		250,000	a	(250,000)	–
less: Current maturities of long term debt		0			–
Total Long-Term Liabilities	–	250,000.00		(250,000.00)	–

Total Liabilities	5,896,599	953,286		(288,410)	6,561,475

Stockholders' deficit

Preferred Stock
Common stock -$.001 par value, 50,000,000 shares authorized, 299,016,520 issued and outstanding	2,928	27,304	b	211,960	241,922
Additional paid-in capital	4,715	6,098,715	b,d	(7,086,576)	(983,146)
Accumulated other comprehensive income (loss)	(14,177)				(14,177)
Accumulated earning/deficit	(1,762,828)	(6,874,886)	d	6,874,886	(1,762,828)
Stockholders' Equity (deficit)	(1,769,362)	(748,867)		-	(2,518,229)

Total Liabilities and Stockholders' Equity	$4,127,237	$204,419		$(288,410)	$4,043,246

See Notes to Unauidted Pro Forma Consolidated Financial Statements

MediaNet Group Technologies, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended September 30, 2009
(in US Dollars, except for number of shares)

	CG Holdings Limited and Its Wholly Owned Subsidiaries	MediaNet Group Technologies, Inc.	Pro Forma Adjustments	Pro Forma Combined
Net sales	$14,507,755	$2,609,107	$(142,413)	$16,974,449
Cost of Sales	9,743,485	2,189,499	(128,827)	11,804,157
Gross Profit	4,764,270	419,608	(13,586)	5,170,292

Operating expense:
Selling, general and administrative	4,258,764	1,647,024		5,905,788
Total operating expenses	4,258,764	1,647,024	0	5,905,788

Operating income	505,506	(1,227,416)	(13,586)	(735,496)

Other income (expense):				–

Interest Income	3,038	9		3,047
Interest expense		(6,292)		(6,292)
Total other income(expense)	3,038	(6,283)	–	(3,245)
Income(loss) before income taxes	508,544	(1,233,699)	(13,586)	(738,741)

Provision for income taxes	287,838	0	0	287,838

Gains on sale of subsidiary		74,990		74,990
Income (loss) from continuing operations	220,706	(1,158,709)	(13,586)	(951,589)
Net income (loss) per common share from Continuing Operations:

Basic & Diluted	$220.71	$(0.05)		$(0.00)

Weighted average shares outstanding:

Basic & Diluted	1,000	22,909,781	219,011,595	241,922,376

MediaNet Group Technologies and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended September 30, 2008
(in US Dollars, except for number of shares )
	CG Holdings Limited and Its Wholly Owned Subsidiaries	MediaNet Group Technologies, Inc.	Pro Forma Adjustments	Pro Forma Combined
Net sales	–	$2,203,392		$2,203,392
Cost of Sales	–	1,925,029		1,925,029
Gross Profit	–	278,363	–	278,363

Operating expense:
Selling, general and administrative	3,250	1,173,702		1,176,952
Total operating expenses	3,250	1,173,702	–	1,176,952

Operating income	(3,250)	(895,339)	–	(898,589)
Other income (expense):				–
Interest Income	–	360		360
Interest expense		–		–
Total other income(expense)	–	360	–	360

Income(loss) before income taxes	(3,250)	(894,979)	–	(898,229)
Provision for income taxes	–	–	–	–
Gains on sale of subsidiary		–		–
Income (loss) from continuing operations	(3,250)	(894,979)	–	(898,229)

Net Income (loss) per common share from Continuing Operations:

Basic & Diluted	$(3.25)	$(0.04)		$(0.00)

Weighted average shares outstanding:

Basic & Diluted	1,000	20,446,644	221,474,732	241,922,376

Pro Forma Adjustments

The preceding unaudited condensed combined consolidated pro forma balance sheets have been prepared as if the Merger, Conversion and the Post-Merger Agreement had all been concluded as of September 30, 2009 and September 30, 2008, respectively, and include the following pro forma adjustments:

(a)           Eliminate the intercompany loan.

(b)           Adjust the accounts of the companies to reflect the share exchange resulting in CG Holdings Limited as the accounting acquiror. After the closing of the merger the company will have 241,922,376 equivalent shares of common stock outstanding.

(c)           Elimination of intercompany sales and cost of sales

(d)           To reflect the recapitalization as a result of the share exchange

(e)           Elimination of intercompany accounts receivable and payable

Income (loss) Per Share from Continuing Operations

The preceding unaudited pro forma combined consolidated statements of operations for the year ended September 30, 2009 and September 30, 2008 have been prepared as if the Merger, Conversion and the Post-Merger Agreement had all been concluded as of October 1, 2008 and October 1, 2007, respectively.

Pro forma basic and diluted shares outstanding include the weighted average number of common shares outstanding for MediaNet during the respective periods, plus the Conversion Shares which are assumed to be outstanding for the entire period presented.